As filed with the Securities and Exchange Commission on November 27, 2002.
                                                   Registration No. 333-_______.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
        (Exact name of small business issuer as specified in its charter)

       DELAWARE                     5990                  95-4847818
  ---------------------    ------------------   ---------------------------
(State or other Juris-     (Primary Standard            (IRS Employer
diction of Incorporation        Industrial          Identification Number)
  or Organization)           Classification
                              Code Number)

            155 VERDIN ROAD, GREENVILLE, SC 29607 TEL: (864) 458-7221 (Address and telephone number of principal executive offices)

                      155 VERDIN ROAD, GREENVILLE, SC 29607
(Address of principal place of business or intended principal place of business)

    CORPORATE CREATIONS NETWORK, INC., 2530 CHANNIN DR., WILMINGTON, DE 19810
                              TEL: (800) 672-9110
  -----------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                              Eric K. Graben., Esq.
                     Wyche, Burgess, Freeman & Parham, P.A.
                 Post Office Box 728, Greenville, SC 29602-0728
              (864) 242-8200 (telephone) (864) 235-8900 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 464(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 464(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

  Title of Each Class of        Amount to be          Proposed Maximum            Proposed Maximum              Amount of
Securities to be Registered      Registered       Offering Price per Unit     Aggregate Offering Price     Registration Fee (1)
                                                            (1)                          (1)
---------------------------- ------------------- --------------------------- ---------------------------- -----------------------

Common Stock                     11,919,128                $0.20                    $2,383,825.60                $219.31
(par value $.001 per share)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 as amended. The calculation of the registration fee was based upon a per share price of $0.20, which was the average of the high ($0.20) and low ($0.20) sales price of Registrant's common stock on November 20, 2002 as reported on the Over-the-Counter Electronic Bulletin Board.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
         [11,919,128] Shares of Common Stock, par value $.001 per share

         This prospectus covers the resale of [11,919,128] shares of common stock, par value $.001 per share (the "Common Stock") of American Sports Development Group, Inc. ("we", "us", "ASDG" or the "Company") by certain selling security holders identified in this prospectus (the "Selling Shareholders"). ASDG's Common Stock is traded on the NASD Over-The-Counter Bulletin Board under the market symbol "ASDP" (sic). We will not receive any proceeds from the sale of the shares by the Selling Shareholders. The Selling Shareholders may, in their sole discretion, sell all or part of the shares offered by this prospectus either in the Over-the-Counter Bulletin Board market from time to time at the prevailing market price, which is likely to be the bid price for the Common Stock on the sale date, or in private transactions at negotiated prices.

         THE PURCHASE OF SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 3.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is November 27, 2002.


                                TABLE OF CONTENTS

     Summary......................................................................................................1
     Risk Factors.................................................................................................3
     Business....................................................................................................10
         The Paintball Business..................................................................................10
         The Inflatables Business................................................................................13
         Properties..............................................................................................14
         Legal Proceedings.......................................................................................15
     Managements' Discussion and Analysis of Operations..........................................................15
     Management..................................................................................................19
         Executive Compensation..................................................................................21
     Security Ownership of Certain Beneficial Owners and Management..............................................22
     Certain Relationships and Related Transactions..............................................................23
     Description of Securities...................................................................................31
         Issued and Outstanding Securities.......................................................................31
         Market Information......................................................................................32
         Changes in Control, Business Combinations and Anti-takeover Provisions..................................32
     The Distribution............................................................................................34
         Selling Shareholders....................................................................................34
         Plan of Distribution....................................................................................37
         Use of Proceeds.........................................................................................37
         Determination of Offering Price.........................................................................37
     Indemnification.............................................................................................38
     Experts.....................................................................................................39
     Additional Information Available from the SEC...............................................................39
     Financial Statements
         Audited Consolidated Financial Statements..............................................................F-1
         Interim Unaudited Consolidated Financial Statements...................................................F-16



                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
                                 155 VERDIN ROAD
                              GREENVILLE, SC 29607
                               TEL: (864) 458-7221

         This Prospectus contains forward-looking statements within the meaning of the "safe harbor" provisions under Section 27 of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. We use forward-looking statements in our description of our plans and objectives for future operations and assumptions underlying these plans and objectives. Forward-looking terminology includes the words "may," "expects," "believes," "anticipates," "intends," "projects," or similar terms, variations of such terms or the negative of such terms. These forward-looking statements are based on management's current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in such forward-looking statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this Form SB-2 to reflect any change in our expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based. Factors that could cause such results to differ materially from those described in the forward-looking statements include those set forth under the heading "Risk Factors" and elsewhere in, or incorporated by reference into this Prospectus.

                                     SUMMARY

         The terms "ASDG," "us," "we," "our" and the "Company" refer to American Sports Development Group, Inc. and, unless the context otherwise requires, its consolidated subsidiaries, American Inflatables, Inc. and Paintball Incorporated.

THE COMPANY

         ASDG is engaged in two business lines, manufacturing and distributing paintball gaming supplies (the "Paintball Business") and manufacturing and marketing inflatable blimps and other custom inflatable products for advertising purposes (the "Inflatables Business"). ASDG operates the Paintball Business through its wholly-owned subsidiary Paintball Incorporated ("Paintball"), a South Carolina corporation formerly known as American Sports Development Group, Inc. and also National Paintball Supply Company, Inc. ASDG operates the Inflatables Business through its wholly-owned subsidiary American Inflatables, Inc. ("Inflatables"), a Delaware corporation. ASDG acquired the Inflatables Business in December 1999 and the Paintball Business in May 2002.

         The Company was formed in August 1998 under the laws of the State of Delaware under the name Global Lock Corporation ("Globalock") for the purpose of engaging in a merger with an operating entity. In December 1999, Globalock merged with Can/Am Marketing Group, LLC, a California limited liability company formed in 1997 and engaged in the Inflatables Business. After the merger, Globalock changed its name to "American Inflatables, Inc." and continued to operate the Inflatables Business. Its stock traded on the NASD Over-the-Counter Bulletin Board under the symbol "BLMP."

         On May 17, 2002, the Company, still known as American Inflatables, Inc., acquired Paintball, then known as American Sports Development Group, Inc. For accounting purposes, the transaction was treated as the acquisition of the Company by Paintball in a reverse acquisition. The Company issued 50,612,159 shares of its common stock, or 83% of the total outstanding shares on a fully diluted basis after the issuance, to the three shareholders of Paintball for all the issued and outstanding shares of Paintball making Paintball a wholly owned subsidiary of the Company.

         In  June  2002,  after  the  reverse   acquisition,   the  Company  was
restructured as follows:

          (1) Paintball's wholly-owned subsidiary Paintball Incorporated was merged into Paintball with Paintball as the surviving company but with its name changed from "American Sports Development Group, Inc." to "Paintball Incorporated";
          (2) The Company changed its name from "American Inflatables, Inc." to "American Sports Development Group, Inc." by means of a merger with a wholly owned shell subsidiary formed for the purpose of effecting the name change; and
          (3) The Company formed a new Delaware subsidiary named "American Inflatables, Inc." and transferred the assets and liabilities of its pre-acquisition inflatable advertising business down to the new subsidiary.

         The result of the June 2002 restructuring was that the Company survived as the parent company with the name "American Sports Development Group, Inc." and with two wholly owned operating subsidiaries: (1) Paintball, a South
Carolina corporation named "Paintball Incorporated," conducting the Paintball Business and (2) the new American Inflatables, Inc., a Delaware corporation, conducting the Inflatable Business. The Company's stock symbol was also changed from "BLMP" to "ASDP" (sic).

THE OFFERING

         All of the [11,919,128] shares of Common Stock to be sold under this prospectus is offered by the Selling Shareholders. ASDG is not offering any shares under this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Shareholders. The Selling Shareholders may, in their sole discretion, sell all or part of the shares offered by this prospectus either in the Over-the-Counter Bulletin Board market from time to time at the prevailing market price, which is likely to be the bid price for the Common Stock on the sale date, or in private transactions at negotiated prices.

                                  RISK FACTORS

         A purchase of our Common Stock involves risks, and you should consider these risks before making a decision to purchase our common stock. Prospective purchasers of our common stock must be prepared for the possible loss of their entire investments. The order in which the following risks factors are presented is arbitrary, and you should not conclude, because of the order of presentation, that one risk factor is more significant than another risk factor.

IT MAY BE DIFFICULT TO ASSIMILATE THE PAINTBALL BUSINESS WITH THE INFLATABLES BUSINESS.

         The acquisition of the Paintball Business in May 2002 represented ASDG's largest acquisition to date. ASDG may encounter problems in assimilating the Paintball Business with the Inflatables Business, which could have a material adverse effect on ASDG, its operations, and earnings. These problems could include, among others, problems related to the conversion of ASDG's data processing systems to those used by the Paintball Business and an inability of management to have a seamless transition. This could result because the Inflatables Business is fundamentally different from the Paintball Business. It will be incumbent on management to work together and blend these divergent operations into a single operation.

THE INFLATABLES BUSINESS HAS OPERATED AT A LOSS.

         ASDG's short operating history raises substantial doubt about the ability to continue to operate the Inflatables Business as a going concern. This fact has been reported by our auditors, Merdinger, Fruchter, Rosen & Company, P.C. There can be no assurance that the acquisition of the Paintball Business will have a positive effect on the Inflatables Business. The failure of the Inflatables Business to become profitable would have a material adverse effect on ASDG.

ASDG'S COMPETITORS COULD HARM ITS BUSINESS OPERATIONS.

         The paintball industry is a very competitive and quickly evolving industry. Certain competitors of the Paintball Business are significantly larger and have significantly greater resources than ASDG. Such competitors include public companies, as well as smaller companies. ASDG estimates that there may be as many as 100 competitors that compete in one manner or another against the Paintball Business. This situation causes a very competitive pricing environment, which can hurt ASDG's operating margins with respect to the Paintball Business. Competitors can also introduce new and different products, thereby causing ASDG's inventory costs to increase in order to remain competitive and provide the wide array of products that the Paintball Business has provided to date. Moreover, competition in the advertising industry, the industry in which the Inflatables Business operates, is intense. Many of our competitors have substantially more experience, financial and technical resources and productions, marketing and development capabilities than we do.

ASDG IS HEAVILY DEPENDENT UPON ITS CEO, AND THE LOSS OF THIS INDIVIDUAL WOULD HAVE A MATERIAL ADVERSE EFFECT ON ASDG.

         ASDG is dependent upon the services of William R. Fairbanks, Jr., its President and Chief Executive Officer. The loss of services of Mr. Fairbanks would have an adverse effect on ASDG. No assurance can be given that a replacement for Mr. Fairbanks could be found if his services were no longer available. Mr. Fairbanks is a professional racecar driver, and as a result, has an increased risk of serious injury or death.

ASDG IS HEAVILY DEPENDENT ON RETAINING AND ATTRACTING KEY PERSONNEL AND OUR FAILURE TO DO SO WOULD HAVE A MATERIAL ADVERSE EFFECT ON ASDG.

         Our future success will depend in part on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is significant competition for qualified personnel in our areas of activity, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the significant competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain qualified personnel could have a material adverse effect on us.

ASDG'S SUCCESS DEPENDS ON MANAGEMENT'S ABILITIES.

         All decisions regarding management affairs are made exclusively by our officers and directors. The purchasers of shares will not participate in our management and, therefore, are dependent upon the management abilities of our officers and directors. The only assurance that our shareholders have that officers and directors will not abuse their discretion in making decisions with respect to our shares and other business decisions is the fiduciary obligations and business integrity of the officers and directors. Accordingly, no person should purchase shares unless that person is willing to entrust all aspects of management to our officers and directors, or their successors. Potential purchasers of the shares must carefully evaluate the personal experience and business performance of our officers and directors. Our officers and directors may retain independent contractors to provide services to us. Those contractors have no fiduciary duty to our shareholders and may not perform as expected.

OUR PRESIDENT OWNS A MAJORITY OF OUR STOCK AND CONTROLS ASDG.

         Mr. Fairbanks, our President and Chief Executive Officer, owns approximately 72.0% of our Common Stock, either directly or indirectly, and controls ASDG. Accordingly, he has the ability to determine the outcome of most corporate transactions and business decisions, and potential purchasers of the shares will have limited ability to affect decisions made by management.

WE USE DEBT FINANCING.

         Our corporate bylaws do not contain any limitation on the amount of indebtedness, funded or otherwise, we might incur. According, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our ability to pay dividends to our stockholders and result in an increased risk of default on our obligations. We are also subject to other risks normally associated with debt financing. We expect to use indebtedness and leveraging to finance operations development and acquisition.

OUR PERSONNEL RECEIVE COMPENSATION REGARDLESS OF PROFITABILITY.

         Our officers, directors, and employees are entitled to receive significant compensation, payments and reimbursements regardless of whether we operate at a profit or a loss. Any compensation received by officers, directors, and management personnel will be determined from time to time by our board of directors. officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

THE LIABILITY OF OUR OFFICERS AND DIRECTORS IS LIMITED.

         ASDG's certificate of incorporation, as amended, includes a provision eliminating or limiting the personal liability of our officers and directors for damages for breach of fiduciary duty as a director or officer. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

OUR MARKETING STRATEGIES MAY BE NEGATIVELY AFFECTED BY THE INTERNET.

         The Internet has changed marketing patterns in a wide variety of industries. The significant amount of personal computer usage has resulted in entirely new methods of marketing and sales of products. We may establish home pages on the Internet for our products. We may not be able to keep pace with the rate of change in its markets brought about the Internet and may invest in Internet-based projects which future changes may render obsolete.

WE ARE  SUBJECT TO  GOVERNMENT  REGULATIONS  AND HAVE  PREVIOUSLY  FAILED TO PAY
TAXES.

         We are subject to various forms of government regulations, including safety laws and regulations. Any future violation of, and the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations. Immigration and Naturalization Service ("INS") regulations require that ASDG obtain a complete Form I-9 regarding eligibility to work from each of its employees. We believe that all of our employees are eligible to work in the United States; however, prior to the acquisition of the Paintball Business in May 2002, ASDG inadvertently had not always obtained a properly completed form I-9 from each of its employees. ASDG could be subject to fines for its non-compliance. ASDG believes that it has corrected all known deficiencies with respect to its Forms I-9. Although we believe we are now in material compliance with all the applicable laws, rules, regulations, and policies, there can be no assurance that our business, financial condition and results of operations will not be materially adversely affected by current or future laws, rules, regulations, and policies or by liability arising out of any of our past or future conduct.

ASDG IS OVER $300,000 IN ARREARS ON ITS FEDERAL PAYROLL WITHHOLDINGS.

         Prior to ASDG's acquisition of the Paintball Business in May 2002, ASDG failed to pay to federal and state taxing authorities an aggregate of approximately $317,000 in payroll income tax withholdings. As of September 30, 2002, this amount had increased to approximately $322,000. If the Company cannot arrange a suitable payment plan with the IRS, the Company could be materially adversely affected. The Company began utilizing a payroll service in 2002 that causes the Company's payroll withholdings to be paid to the IRS. ASDG is currently undergoing a California state sales tax audit related to sales Paintball made from Texas. Final results of this audit are not yet known, but we currently estimate the ASDG's total liability at approximately $100,000. Prior to the acquisition of the Paintball Business in May 2002, the Company did not file returns or pay sales tax for the year 2001. Were the Company to be liable for significant sales taxes, the Company could be materially adversely affected.

WE ARE DEPENDENT ON PRINCIPAL PRODUCTS.

         Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. There can be no assurance that our products will achieve significant market acceptance, and that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient (or substitute products developed) to permit us to recover associated costs. Failure of our products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions, and results of operations.

OUR PRODUCTS MAY BE RECALLED OR RETURNED.

         Product recalls may be issued at our discretion or at the discretion of government agencies having regulatory authority for product sales and may occur due to disputed labeling claims, manufacturing issues, quality defects or other reasons. No assurance can be given that product recalls will not occur in the future. Any product recall could materially adversely affect our business, financial condition or results of operations. There can be no assurance that future recalls or returns would not have a material adverse effect upon our business, financial condition and results of operations.

OUR FAILURE TO MANAGE GROWTH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

         We hope to experience significant growth and hope such growth will continue for the foreseeable future; however, there can be no assurance such growth will occur. If we experience significant growth, such growth may result in significant pressure on our management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on our financial condition or results of operations.

OUR FAILURE TO EFFECTIVELY IMPLEMENT OUR BUSINESS STRATEGIES WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS.

         Implementation of our business strategies will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products to our customers; (iii) obtain adequate financing on favorable terms to fund our business strategies; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate with increasing competition. Our inability to obtain or maintain any or all these factors could impair our ability to implement our business strategies successfully, which could have a material adverse effect on our results of operations and financial conditions.

OUR SHARES MAY NOT BECOME LIQUID.

         The prices of our Common Stock are quoted under the symbol "ASDP" (sic) in the Over-the-Counter Bulletin Board (the "OTC-BB"), an electronic quotation service maintained by the National Quotation Bureau for the National Associations of Securities Dealers, Inc. for securities not traded on a national, regional or other securities exchange. The OTC-BB does not provide the level of liquidity provided by securities exchanges and the public market may not develop for our shares. Purchasers of shares will have no right to present shares to us for repurchase. Purchasers of shares who wish to terminate their investment in the shares must rely solely upon their ability to sell or otherwise transfer their shares, subject to applicable securities laws. Consequently, purchase of shares should be considered only as a long-term investment.

OUR FUTURE RESULTS ARE UNCERTAIN AND MAY FLUCTUATE.

         Our results of operations may vary from period to period due to a variety of factors, including the introduction of new products by our competitors or us, cost increases from third-party manufacturers, supply interruptions, the availability and cost of raw materials, the mix of our products sold, changes in marketing and sales expenditures, market acceptance for our products, competitive pricing pressures, and general economic and industry conditions that affect customer demand.

WE WILL NEED TO OBTAIN CAPITAL, AND THE AVAILABILITY OF ADDITIONAL FUNDING IS UNCERTAIN.

         To achieve and maintain competitiveness of our products, we may require substantial funds. We anticipate that we will require additional cash to develop, promote, produce and distribute our various products. Such additional cash may be received from public or private funding transactions, as well as borrowing and other resources. To the extent that additional cash is received by the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our stockholders. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate cash is not available, we will be required to curtail operations significantly or obtain cash by entering into arrangements with collaborative partners or other persons that may require us to relinquish rights to certain of our products that we would not otherwise relinquish.

COSTS MAY BE GREATER THAN ANTICIPATED.

         We have used reasonable efforts to assess and predict costs and expenses related to our operations. However, there can be no assurance that implementing our business plan will not require more employees, capital equipment, supplies or other expenditure items than we have predicted. Similarly, the cost of compensating could result in sustained losses.

WE MAY USE HAZARDOUS MATERIALS AND BE SUBJECT TO ENVIRONMENTAL LAWS.

         Our research development, manufacturing and production processes may involve the controlled use of hazardous materials. We may be subject to various laws and regulations governing the use, manufacture, storage, handling, and disposal of such materials and certain waste products. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our financial resources. In addition, there can be no assurance that in the future we will not be required to incur significant costs to comply with environmental laws and regulations relating to hazardous materials nor that our operations, business or assets will not be materially or adversely affected by current or future environmental laws or regulations.

WE MAY BE SUBJECT TO PENNY STOCK REGULATIONS.

         The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current private and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson on the transaction, and monthly account statements specifying the market value of each penny stock held in the customer account. In addiction, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the shareholder and receive the shareholder's written agreement to that transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for an equity security (capital stock) that becomes subject to the penny stock rules. Our Common Stock is subject to the penny stock rules, and purchasers of shares may determine that is it quite difficult to sell their shares.

THE SECURITIES MARKET IS VOLATILE.

         There is currently a limited public market for our Common Stock. Should there develop a significant market for our Common Stock, the market price for our Common Stock may be significantly affected by such factors as our financial results and introduction of new products and technologies. Additionally, in recent years, the stock market has experience significant price and volume volatility, and market prices for many companies, particularly small and emerging growth companies, have experienced significant price fluctuations not necessarily related to the operating performance of such companies. In the event a market for our Common Stock develops, the market price for our Common Stock may be affected by general stock market volatility.

WE MAY BE SUBJECT TO EXPOSURE TO CONTINGENT LIABILITIES IN CONNECTION WITH PRIOR PERIODIC REPORTS.

         Prior to ASDG's acquisition of Paintball in May 2002, ASDG may have failed to timely file several periodic reports required to be filed under the Exchange Act although all such reports have now been filed. We believe that ASDG may have made material errors in, and omitted material information from prior periodic reports. Upon discovery of errors and/or omissions, ASDG filed amended reports which noted and corrected those errors and/or omissions or corrected those errors and/or omissions in subsequent reports. These errors and omission were inadvertent. Nevertheless, we could be subject to liability for these errors and omissions. We cannot predict the likelihood that any such contingent liabilities will become actual liabilities, nor can we predict the magnitude of such liabilities; however, were such liabilities to materialize and be substantial, our consolidated financial condition could suffer a material adverse effect.

WE DO NOT ANTICIPATE PAYING DIVIDENDS.

         We do not anticipate paying dividends on our common stock in the foreseeable future. We plan to retain earnings, if any, for the operation and expansion of business.

NO ASSURANCES OF REVENUE OR OPERATING PROFITS.

         There can be no assurance that we will be able to develop consistent revenue sources or that our operations will become profitable.

WE MAY EXPERIENCE UNINSURED LOSS DUE TO ACTS OF GOD.

         We may, but are not required to, obtain comprehensive liability and other business insurance of the types of customarily maintained by similar businesses. However, there are certain types of extraordinary occurrences which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake, our telecommunications and computer systems could be rendered inoperable for protracted periods of time, which would adversely affect our financial condition. In the event of a major civil disturbance, our operations could be adversely affected. Should such an uninsured loss occur, we could lose significant revenues and financial opportunities in amounts which would not be partially or fully compensated by insurance proceeds.

WE DO NOT HAVE ENVIRONMENTAL LIABILITY INSURANCE.

         We do not have environmental liability insurance now, and we may not be able to obtain such insurance at a reasonable cost. If we decide to become insured for environmental liability, we will probably carry the minimum insurance required by regulatory permits. In addition, the extent of insurance coverage under certain forms of policies has been the subject in recent years of litigation in which insurance companies have, in come cases, successfully taken the position that certain risks are not covered by such policies. If we incur liability for environmental damages while we are uninsured, it could have a material adverse effect on ASDG and its financial condition.

ASDG DID NOT HAVE WORKERS COMPENSATION INSURANCE IN 2001.

         ASDG did not carry workers compensation insurance in 2001. ASDG could be subject to fines for its failure to carry such insurance. ASDG is not aware of any employees who were injured on the job in 2001. Were ASDG to be subject to substantial fines or were an employee or former employee to successfully establish that he suffered an injury on the job in 2001 for which ASDG is liable, ASDG could be materially adversely affected.

TERRORISTS ATTACKS HAVE ADVERSELY AFFECTED OUR BUSINESS.

         The September 11, 2001 terrorist attack on the World Trade Center and Pentagon and related events (collectively, "September 11") have had an adverse effect on our Inflatables Business, including the cancellation of various industry trade shows relating to the Inflatables Business. In addition, participation at other trade shows by prospective customers has declined from prior years. In past years, trade shows provided the majority of our sales with respect to the Inflatables Business. In addition, the general economic downturn in the United States resulting from September 11 has made it difficult to develop and implement business strategies, engage in financial planning and forecasting and effectively manage a distracted workforce. Were a similar event to happen in the future we could similarly suffer a material adverse effect to its business. We cannot predict the magnitude and nature of such an adverse effect prior to the occurrence of such an event.

PRIOR PRIVATE PLACEMENTS AND STOCK ISSUANCES.

         ASDG has issued stock in several private placements and in transactions registered on Forms S-8. ASDG believes that all of its private placements have complied with one or more exemptions from the registration requirements of the Securities Act and applicable state securities laws and that all transactions registered on Form S-8 have met the requirements for the use of Form S-8; however, there can be no assurance that this is the case. A claim against ASDG for a violation of the registration requirements of applicable law could have a material adverse effect on ASDG.

PRIOR STOCK ISSUANCES COULD RESULT IN DILUTION.

         ASDG has issued numerous warrants, options or rights to acquire its common stock and its records regarding such issuances may not be accurate. Stockholders could suffer unforeseen dilution in the event that unrecorded warrants, options or rights are presented and exercised.

                                    BUSINESS
HISTORY

         The Company was formed in August 1998 under the laws of the State of Delaware under the name Global Lock Corporation ("Globalock") for the purpose of engaging in a merger with an operating entity. In December 1999, Globalock merged with Can/Am Marketing Group, LLC, a California limited liability company formed in 1997 and engaged in the Inflatables Business. After the merger, Globalock changed its name to "American Inflatables, Inc." and continued to operate the Inflatables Business. Its stock traded on the NASD Over-the-Counter Bulletin Board under the symbol "BLMP."

         On May 17, 2002, the Company, still known as American Inflatables, Inc., acquired American Sports Development Group, Inc., a South Carolina corporation formerly known as National Paintball Supply Company, Inc. and now known as Paintball Incorporated ("Paintball"). For accounting purposes, the transaction was treated as the acquisition of the Company by Paintball in a reverse acquisition. The Company issued 50,612,159 shares of its common stock, or 83% of the total outstanding shares on a fully diluted basis after the issuance, to the three shareholders of Paintball for all the issued and outstanding shares of Paintball making Paintball a wholly owned subsidiary of the Company.

         In  June  2002,  after  the  reverse   acquisition,   the  Company  was
restructured as follows:

          (1) Paintball's wholly-owned subsidiary Paintball Incorporated was merged into Paintball with Paintball as the surviving company but with its name changed from "American Sports Development Group, Inc." to "Paintball Incorporated";
          (2) The Company changed its name from "American Inflatables, Inc." to "American Sports Development Group, Inc." by means of a merger with a wholly owned shell subsidiary formed for the purpose of effecting the name change; and
          (3) The Company formed a new Delaware subsidiary named "American Inflatables, Inc." and transferred the assets and liabilities of its pre-acquisition inflatable advertising business down to the new subsidiary.

         The result of the June 2002 restructuring was that the Company survived as the parent company with the name "American Sports Development Group, Inc." and with two wholly owned operating subsidiaries: (1) Paintball, a South
Carolina corporation named "Paintball Incorporated," conducting the Paintball Business and (2) the new American Inflatables, Inc., a Delaware corporation, conducting the Inflatable Business. The Company's stock symbol was also changed from "BLMP" to "ASDP" (sic).

THE PAINTBALL BUSINESS

         Paintball was organized in 1989. ASDG believes that over the past thirteen years, Paintball has become a leading distributor and manufacturer of paintball gaming supplies, both in terms of revenues as well as number of customers, and range of products offered. "Paintballing" is considered an "extreme sport" and involves participants shooting "paintballs" at targets or other persons, generally in a competitive situation. Paintballing is an international sport that is played in virtually all industrialized countries, as well as the Eastern Bloc countries and the Far East. Paintball's sales are predominately in the United States, with less than 5% of its sales coming from overseas markets. Paintball currently distributes more than 4,000 products used by the paintball industry. Examples of these products include paintball guns (sometimes called "markers"), paintballs, and safety equipment such as goggles.

         ASDG believes that Paintball has the most comprehensive product line in paintball, aimed primarily at the second stage and more "advanced" player base. Paintball's primary customers are paintball fields and stores worldwide, and to a lesser extent, the mass merchant arena through certain key customers. Paintball generally does not compete in the "beginner" market, believing that many of those purchasers only use the products to a limited extent. Because of the disposable nature of paintballs and the increasing technical sophistication of the products, advanced players may spend thousands of dollars per year on the sport. ASDG believes that these players require a level of equipment that is not typically found in a mass merchant environment, except to a limited extent among specialized sporting goods retailers.

         ASDG believes that the sport of paintball has had excellent growth over the past several years, helped in part by the sport now being considered a mainstream extreme sport. This is evidenced by the availability of paintball products in the sporting goods department of nearly every major sporting goods chain. This has helped to expand paintball to the general public, instead of just enthusiasts. ASDG believes that the sport will continue to grow in popularity at all levels.

PAINTBALL PRODUCTS

         ASDG believes that Paintball carries the most comprehensive line of paintball products in the business, with over 4,000 line items specifically for paintball. In addition to carrying nearly every major brand in most categories, Paintball also manufactures through exclusive arrangements with various subcontractors, nearly 300 various items, which it distributes under a variety of brand names it controls.

         Paintballs. Paintballs are made from a gelatin-encapsulated product very similar to bath oil capsules. The product is non-toxic, biodegradable, and washable. Paintballs come in a variety of colors and fills. Paintballs are produced in factories set up exclusively for their manufacture or as an ancillary product by large drug and nutritional product manufacturers. Good quality paintballs are extremely hard to manufacture due to exacting requirements expected by advanced players. A slight deviation in the roundness, thickness of the shell or fill, along with a myriad of other details, can significantly affect the accuracy and breaking characteristics of a paintball.

         Because of certain problems inherent in manufacturing paintballs (such as significant capital costs) and an extremely competitive environment among manufacturers, Paintball has chosen not to manufacture paintballs. Instead it has several brands private-labeled on its behalf. Paintball believes that it has some of the premier brands among paintballs today. They include Proball, Powerball, 98 Degrees, and Vortex. All of these brands include several different levels of product names within the overall level brand names. Paintball also distributes several other well-known brands, giving it one of the most comprehensive lineups of paintballs available in the industry.

         Paintball Markers or Guns. Paintball carries an extensive line of paintball "markers" or "guns," including such well known names as Tippmann, Kingman, Sheridan, Worr Games, WDP, Airgun Designs and GT. Through an affiliated company, Genesis Trading, Paintball has exclusive distribution rights for the premier paintball manufacturing operation in mainland China.

         Accessory Items. Paintball carries thousands of accessory items, ranging from goggles, soft goods, after market parts, barrels and clothing. Many of these involve other manufacturers' brand name accessories, as well as many of its own brands. The accessory market accounts for nearly half of its sales and a larger portion of its profits. Paintball believes that the accessory market will continue to be of prime importance, as players continue to spend a high proportion of their paintball dollars on accessorizing their equipment.

PAINTBALL SALES AND DISTRIBUTION

         Paintball has three warehouses and sales offices, which are located in Paramount, CA, Irving, TX, and the home office and operations center located in Greenville, SC. Total office and warehousing among the three locations is approximately 70,000 square feet. The majority of its sales from these locations are to existing paintball fields and stores. These range from "paintball only" stores, to hobby and hardware stores, skateboard shops, and gun shops. Paintball's sales staff, most of whom, have been, or are currently, top line players, possess a significant knowledge about the sport and offer significant assistance to new dealers and fields. ASDG tends to concentrate its efforts on the small to intermediate size customer, offering them competitive pricing and exceptional service that they are not likely to get from other distributors.

         Paintball also maintains three retail facilities associated with their warehouse locations. Besides servicing the local players, these retail facilities enable Paintball to get immediate customer feedback on new products and keep up-to-date on current trends. Paintball also maintains several web sites, as well as providing fulfillment functions for other third party websites. Paintball believes that its involvement in websites will increase as paintball web sites continue to proliferate. In connection with its fulfillment functions, other website owners send their customers' orders to Paintball, and Paintball ships products directly to the customers. The customer pays full retail price (as set forth on the third party website) and the third party owner is paid an agreed upon amount.

         ASDG believes that Paintball is one of the leading companies in servicing the larger sporting goods retailers and has carved out an attractive niche in this end of the market. Paintball's approximate sales breakdown for the first nine months of 2002 is as follows: Retail - 4%; Internet - 4%; Mass Merchant - 1%; Wholesale - 92%. Currently, Paintball is not overly dependent upon any one customer; however, in 2001, The Sports Authority constituted approximately 18% of Paintball's revenues. Paintball no longer does business with The Sports Authority and is currently involved in litigation against The Sports Authority. See "-- Legal Proceedings."

         Paintball purchases a substantial portion of its goods from Tippmann Neumatics, Inc. and Nelson Technologies, Inc. During the year ended December 31, 2001 and the nine months ended September 30, 2002, purchases from these suppliers approximated 46% and 30%, respectively. At December 31, 2001 and September 30, 2002, amounts due to these suppliers included in accounts payable were $2,610,303 and $1,699,263, respectively.

PAINTBALL INTELLECTUAL PROPERTY

         Paintball owns the registered trademarks "Proball" and "Powerball." Paintball sells paintballs under these trademarks manufactured by third parties under contract from Paintball. Paintball also owns in excess of a dozen web site domains.

PAINTBALL COMPETITION
        The paintball market is extremely competitive and fragmented. Certain of Paintball's competitors are significantly larger and have significantly greater resources than Paintball. Competitors include public companies, as well as smaller operations. Paintball estimates that there may be as many as 100 competitors that compete in one manner or another against Paintball. On the wholesale side of the business, there are two other large distributors that Paintball considers to be significant competitors. Also, manufacturers at times distribute products and are, therefore, competitive with Paintball.

        The principal competitive factors in this market are price, product range, product availability, brand name recognition and awareness, customer service, and warehouse and shipping capabilities. Paintball believes that it is competitive in each of these categories, although in many instances, it does not seek to be the "low cost provider."

THE INFLATABLES BUSINESS

         ASDG's wholly-owned subsidiary American Inflatables, Inc. is engaged in the manufacturing and marketing of inflatable blimps and other custom inflatable products. These products are typically used for advertising purposes.
Inflatables maintains what it believes to be one of the largest and most comprehensive inventories of custom inflatable patterns. Its products (whether floating, flying or tethered) are designed to create strong brand awareness and offer an effective low cost form of advertising.

INFLATABLES OPERATIONS AND PRODUCTS

         Inflatables designs and manufactures both hot air and cold air inflatables. Hot air inflatables are usually filled with helium, a non-flammable gas that floats through the air. Cold air inflatables are usually powered by an electrical fan, providing a constant flow of air. Both styles of inflatables can either be rooftop-based or ground-based.

         Inflatables' inflatable products are primarily manufactured at the Company's facility in Greenville, South Carolina. Inflatables uses lightweight and durable fabrics, primarily composed of coated nylon webbing and stainless steel rivets. ASDG believes that this makes each inflatable product easy to handle, portable, and easily installed/dismantled without special equipment. Inflatables' products range from custom inflatable designs and huge product replicas, to low cost designs such as cold air and helium filled advertising balloons, airships, `hot air balloon' rooftop displays, airborne helium balls and large flying signs. Inflatables seeks to maintain its commitment of producing effective promotional specialties of the highest caliber in quality, durability and craftsmanship.

         Inflatables' strategy is to offer the most cost-effective solutions and options in the industry. Its products are designed for rapid set-up and quick deflation/breakdown and packing. Unlike billboards, these products are reusable both indoors and outdoors. Also, helium inflatables offer an aerial advantage with greater visibility from a great distance. ASDG believes that these products provide the power of billboard advertising, at a lower cost, and with greater portability and reusability. Inflatables can also be used in retail situations as a sophisticated point-of-purchase display aid.

     Inflatables has approximately 500 customers that purchase products on a regular basis. A typical Inflatables' customer order ranges from $1,000 to $10,000. Inflatables' customers are currently categorized as follows:

     o approximately 50% of sales have been made to customers in the auto industry,
     o approximately 20% of sales have been made to customers in the oil and gas industry, and
     o approximately 30% of sales have been made to customers in the various miscellaneous retail industries.

INFLATABLES SALES AND MARKETING

         Inflatables' products are marketed as being an effective medium for attracting new customers. Inflatables secures orders through its in-house marketing and sales staff who follow leads obtained at various industrial trade shows, advertising in industry trade magazines and the use of ASDG's broadcast fax capabilities. After Inflatables receives an order, Inflatables' design staff works with the account representative that generated the order to develop the design. The mock up design is then submitted to the customer for approval. After the customer approves the design, Inflatables' manufacturing staff commences work on the product. For most orders, Inflatables has found that from product design to product completion, Inflatables' manufacturing process requires seven to 10 days. After completion, each product is then shipped to the customer via overnight carrier. Each inflatable product is packaged and delivered to the customer with instructions to assist the customer in erecting the product for maximum marketing impact. Customers are responsible for all installation.

INFLATABLES COMPETITION

         The inflatable advertising market is very competitive. It is a very fragmented industry, with numerous competitors manufacturing and selling several different types of products. These types of products include helium blimps, spheres and custom shapes that fly on a tether, as well as products that are ground-based. These include "regular hot air shaped balloons", custom shaped cold air units and the super fan dancing inflatables. Certain manufacturers of inflatables focus on only one of these product types. Inflatables manufactures and distributes all of these general types.

         The principal competitive factors in the inflatable advertising market are price, durability, quality of construction, timely delivery, and the ability to produce custom shaped products. Inflatables believes that its prices are similar to those of its competitors, and it is not aware of any competitor that has a production cost advantage. Quality control is a priority in the production process of inflatables. Inflatables believes its products are of the highest quality in the industry. Inflatables believes its custom design capability is among the best in its industry. Inflatables is not aware of any competitor that can design and produce the variety of products that it has produced.

         A large part of Inflatables' sales are of custom or one-of-a-kind products. Therefore, Inflatables does not maintain an inventory of completed or partially completed products. As all of its products are produced to order, production, planning and control are critical to meet customer delivery requirements. Inflatables' delivery schedule is generally two to four weeks, which Inflatables believes is industry norm.

         For each of these product types, competitors range from smaller private companies to divisions of larger companies, many of which are significantly larger than Inflatables and have significantly greater resources. Inflatables estimates that no competitor has more than 10% of the overall inflatables market.

EMPLOYEES

         As of the date of this Prospectus, ASDG has a total of 49 employees, 45 of which are full-time employees.

PROPERTIES

         ASDG's headquarters are located in Greenville, South Carolina. ASDG operates three warehouses and sales offices, which are located in Paramount, California, Irving, Texas, and the Greenville, South Carolina headquarters. Total office and warehousing between the three locations is approximately 70,000 square feet. All office and warehousing facilities are leased. ASDG's office, retail and warehousing facility in South Carolina is leased from NP Realty Company, Inc., which is related to the Company through common ownership. Minimum rentals under this lease are $160,000 per year through its expiration in December 2004. (See Notes 7 and 11 of the "Notes to the Consolidated Financial Statements for December 31, 2001, 2000 and 1999" included in this Prospectus and incorporated herein by reference.) Monthly rent for the California and Texas leases is approximately $5,200 and $5,420, respectively. The California lease is month-to-month and the Texas lease expires in March 2003. Both leases are renewable. All inflatables manufacturing is conducted at ASDG's Greenville,

South Carolina location. ASDG warehouses paintball products and conducts paintball sales out of all three locations. ASDG believes that all three properties are in good condition and adequate for the conduct of ASDG's business. ASDG has no current plans to improve or further develop any of its properties. ASDG maintains casualty and property-owners liability insurance on all three facilities with coverage that ASDG believes is commercially reasonable.

         Paintball's line of credit with SouthTrust Bank provides that the line is secured by all of Paintball's current and after-acquired inventory, intangibles, accounts receivable and furniture, fixtures and equipment, and proceeds and products thereof. See "Managements' Discussion and Analysis - Liquidity and Capital Resources" which information is incorporated herein by reference.

         Property and equipment is stated at cost in the ASDG's consolidated financial statements. Leasehold improvements are depreciated using the straight-line method over the shorter of 39 years or the life of the lease. Property tax expense for the South Carolina, California and Texas properties totaled approximately $42,500 for fiscal year 2001.

         ASDG generally does not invest in real estate, mortgages or securities of or interests in entities engaged in real estate activities.

LEGAL PROCEEDINGS

         On July 23, 2002, ASDG filed suit against The Sports Authority, Inc. in the South Carolina Court of Common Pleas in Greenville, South Carolina. The complaint alleges that The Sports Authority, Inc. (1) conspired with certain persons to order paintball guns from ASDG, falsely claimed the paintball guns were defective, refused to pay ASDG for the paintball guns and then resold or otherwise used the paintball guns, (2) engaged in unfair trade practices under South Carolina law that damaged and continue to damage ASDG in an amount in excess of $1,000,000 and (3) converted ASDG's property. ASDG seeks actual damages of $1,000,000, an additional amount equal to three times actual damages, consequential and incidental damages, costs and attorney's fees and punitive damages. The parties are in the early stages of discovery.

         From time to time, ASDG is party to ordinary routine product liability litigation, contract breach litigation, or employment litigation incident to its business that does not depart from the normal kind of such actions. ASDG believes that none of these actions, if adversely decided, would have a material adverse effect on its results of operations or financial condition taken as a whole.


               MANAGEMENTS' DISCUSSION AND ANALYSIS OF OPERATIONS

RESULTS OF OPERATIONS

         The Company's results of operations for the years ended December 31, 2000 and 2001 include the results of operations of Paintball Incorporated only and do not include the results of operations of the Company's Inflatables Business. The Company's results of operations for the nine months ended September 30, 2002 include the results of operations of Inflatables from the date of the Company's acquisition of Paintball Incorporated, May 17, 2002, through September 30, 2002 but do not include any effect of this acquisition.

         There is an element of seasonality to the Paintball Business. Paintball gamers generate significant amounts of body heat due to intense physical activity and the wearing of necessary protective clothing during paintball games. As a result, demand for the company's products has historically been strongest during the first and fourth quarters of the year. The fourth quarter is also aided by holiday shopping. Demand generally trends downward in the second quarter and is weakest during the third quarter due mainly to warmer average temperatures nationwide during the summer months.

         YEAR ENDED DECEMBER 31, 2001 V. YEAR ENDED DECEMBER 31, 2000

         The Company's net sales for the year ended December 31, 2001 declined $2,192,000 (8.5%) compared to fiscal year 2000. This decrease was due mainly to lower realized prices for paint, markers and plastic products resulting from increased levels of industry competition. In addition, sales to the Company's traditional wholesale accounts declined significantly in fiscal 2001 as these customers faced new competition from mass merchants that previously did not carry paintball gaming products. Approximately half the decline in Company sales to traditional wholesale customers was offset by Company sales to mass merchants. The Company's internet sales also declined in 2001 due to the increased number of web sites offering paintball products.

         Gross profit  percentage for the year ended December 31, 2001 decreased
2.3 percentage points to 17.9%, when compared to the same period of the prior year. This resulted from the above-mentioned competitive pressure on prices and a higher proportion of total sales to mass merchants at lower gross margins.

         Selling, general and administrative expenses for the year ended December 31, 2001 were $342,000 (6.7%) lower than those for the year ended December 31, 2000. The largest reduction in expense came from lower advertising and promotion costs and lower employment related costs. The decrease in advertising and promotion cost resulted from the Company's decision to curtail certain promotional programs during 2001. These favorable expense variances were partially offset by higher professional fees in 2001 resulting from the company's proposed acquisition of American Inflatables, Inc.

         In September 2001, the Company entered into an agreement with a competitor to sell the "National Paintball Supply" and other logos for $300,000. The Company received $150,000 pursuant to the execution of this agreement and the remainder was received in five equal installments of $30,000.

         Interest expense for the year ended December 31, 2001 decreased by $14,000 (9.9%) compared to the prior year, as a significant decrease in prime rates more than offset higher average outstanding borrowings during the year.

         The benefit for taxes recoverable has been provided at statutory rates. The increase in tax benefit for the year ended December 31, 2001 is due to the higher level of pre-tax losses in fiscal 2001 compared to fiscal 2000, as explained above.

         YEAR ENDED DECEMBER 31, 2000 V. YEAR ENDED DECEMBER 31, 1999

         The Company's net sales for the year ended December 31, 2000 increased $820,000 (3.3%) from the same period of the prior year. This increase is due primarily to sales associated with Paintball Games of Dallas, Inc., ("Dallas") which was acquired in May 2000. This acquisition was accounted for using the purchase method. Exclusive of sales associated with the Dallas acquisition, the Company shipped higher volumes of product in fiscal year 2000 than the prior year, but average sales prices for paint, markers and accessories were reduced slightly due to competitive pressures. In addition, unusually warm weather during the summer of 2000 resulted in less than anticipated sales levels.

         Gross margin for the year ended December 31, 2000 rose to 20.2% compared to 19.4% in 2000, due primarily to increased retail and internet sales which carry a higher margin than traditional wholesale sales. Sales associated with the acquisition of Dallas are primarily internet and retail in nature. Also, the Company benefited from lower costs of purchased goods as competitive pressures were extended to the Company's suppliers.

         Selling, general and administrative expense for fiscal year 2000 rose 20.2%, or $857,000 compared to fiscal year 1999. This increase was due to higher costs for advertising, occupancy, professional fees, salaries and depreciation and amortization. Much of this increase is directly attributable to the Company's acquisition of Dallas in May 2000, as Dallas' retail activities require a higher level of advertising support than the Company's wholesale operations. In addition, the Company relocated to new headquarters and warehouse space at the end of 1999, which is reflected in the increased occupancy cost. Higher professional fees are associated with the Company's proposed acquisition of American Inflatables, Inc.

         Interest expense for the year ended December 31, 2000 increased by $69,000 compared to the year ended December 31, 1999. This resulted from higher average levels of debt outstanding in 2000, incurred to finance the acquisitions of Dallas in May 2000 and Powerball, Inc. in the fourth quarter of 1999.

         A provision (or benefit) for income taxes payable (or recoverable) has been provided at statutory rates in fiscal years 2000 and 1999, based on reported pretax income or loss.

         NINE MONTHS ENDED SEPTEMBER 30, 2002 V. NINE MONTHS ENDED SEPTEMBER 30, 2001

         The Company's results of operations for the nine months ended September 30, 2002 include the results of operations of Inflatables from the date of the Company's acquisition of Paintball Incorporated, May 17, 2002, through September 30, 2002. Results of operations for the nine month period ended September 30, 2001 do not include any effect of this acquisition.

         During the nine months ended September 30, 2002, the Company's sales (excluding Inflatables) declined $1,925,000 (or 11.2 percent) compared to the same period of the prior year. This decrease is primarily attributable to the Company's decision in 2002 to not ship paintball products to The Sports Authority, Inc. due to disagreements in payment policies. For the nine months ended September 30, 2002 the Company shipped approximately $3,253,000 less of paintball products to The Sports Authority, Inc compared to the same period in 2001. To offset this decline, the Company placed renewed emphasis on its traditional wholesale sales channel and recorded an increase of approximately $1,634,000 in wholesale sales for the first three quarters of 2002 compared to the first three quarters of 2001. Although wholesale volume has increased in 2002, high levels of industry competition continue to hamper the Company's ability to increase sales prices, most notably among commodity products such as paintballs and CO2 bottles.

         Partly offsetting the overall drop in sales was an increase in gross margin from 19.4 percent during the first nine months of 2001 to 20.4 percent during the same period in 2002, due mainly to the above mentioned lack of lower margin shipments to The Sports Authority, Inc.

         Selling, general and administrative costs (excluding Inflatables) increased by approximately $320,000 during the first nine months of 2002 compared to the same period of 2001. This increase is attributable primarily to higher legal and professional fees incurred in 2002 related to the Company's reverse acquisition of Inflatables during the second quarter of 2002. SG&A expenses represented 22.9 percent of sales in the first nine months of 2002 compared to 18.4 percent of sales during 2001, reflecting both the higher level of expense and the lower sales level during the first three quarters of 2002 compared to the first three quarters of 2001.

         Interest expense for the first nine months of 2002 declined approximately $30,000, or 32 percent, compared to the first nine months of the prior year, due mainly to lower interest rates on the Company's bank line of credit.

         Other income during the first nine months of 2001 is almost entirely due to the settlement of a dispute with a former distributor over ownership of the name "National Paintball Supply". The Company agreed to change its name to "Paintball Incorporated" and received in return $150,000 in cash and a note receivable for $150,000 with a one-year term from the former distributor. At September 30, 2002, there were no amounts outstanding related to this settlement.

         A benefit for income taxes recoverable, based on the pre-tax loss (excluding Inflatables) has been provided in 2002 at statutory rates. No such benefit has been provided for Inflatables since the realization of future earnings to absorb a tax loss carryforward is uncertain at this time.

         RESULTS OF OPERATIONS OF INFLATABLES FOR THE PERIOD MAY 17, 2002 TO SEPTEMBER 30, 2002

         For the period May 17, 2002 to September 30, 2002, Inflatables recorded sales of approximately $386,000, gross profit of approximately $217,000 and a net loss of approximately $193,000. The net loss was attributable to a high level of selling, general and administrative expenses.

         Since the Company's acquisition of Paintball Incorporated on May 17, 2002, the Company has taken steps to improve Inflatables' financial results. Inflatables has historically generated sales through leads obtained at various industrial trade shows. In a revamping of Inflatables' sales strategy, the Company has shifted its marketing emphasis to more cost effective methods of generating sales, such as advertising in industry trade magazines and the use of the Company's broadcast fax capabilities. Additionally, new sales personnel have been added during the fourth quarter of 2002 in an effort to increase sales volume. The Company has also restructured Inflatables' management, reduced overhead and invested in new productivity software. During the third quarter of 2002, the Company transferred Inflatables' manufacturing operations from California to South Carolina, thereby making more efficient use of available company resources.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has historically satisfied its capital requirements through a combination of internally generated cash and borrowings on its bank line of credit. The Company's subsidiary Paintball has a $1,327,813.38 line of credit with SouthTrust Bank, dated October 30, 2002 that expires on December 30, 2002. The line of credit bears interest at a variable base rate established by the lender from time to time. At October 30, 2002, the interest rate was 4.75% per annum. The line of credit provides that it is secured by all of Paintball's presently-existing and after-acquired inventory, intangibles, accounts receivable and furniture, fixtures and equipment and proceeds and products thereof. The line of credit has a 30-day annual "clean-up" provision that requires the entire outstanding balance to be paid in full for at least 30 consecutive days during the term of the loan. The line of credit is personally guaranteed by ASDG's two directors, William R. Fairbanks, who is also ASDG's President, Chief Executive Officer and majority shareholder, and Douglas L. Brown, who is also ASDG's Vice President, Secretary and Treasurer. The line of credit is a renewal of a previously-existing line with a maximum principal amount of $1,400,000. At September 30, 2002, borrowings under this line of credit were $1,380,909.

         Prior to the Company's acquisition of Paintball, the Company failed to pay to federal and state taxing authorities an aggregate of approximately $317,000 in payroll income tax withholdings. As of September 30, 2002, this amount had increased to approximately $322,000 and is included in the accompanying Consolidated Balance Sheet in "Accounts payable and accrued expenses".

         The Company is currently undergoing a California state sales tax audit related to sales Paintball made from Texas. Final results of this audit are not yet known, but the Company estimates its total liability at approximately $100,000. Due to the uncertainty of the final outcome of this audit, the Company has not recorded any liability related to this matter.


                                   MANAGEMENT

         The following table sets forth the names and ages of ASDG's directors and executive officers and the positions and offices held by them.

Name                                      Age             Position

William R. Fairbanks                      52              Director, President, Chief Executive Officer,
                                                          Assistant Secretary & Assistant Treasurer
Douglas L. Brown                          44              Director, Vice President, Treasurer
                                                          & Secretary
William B. Kearney                        56              Consultant  performing  certain services commonly performed by a Chief Financial Officer

         WILLIAM R. FAIRBANKS. Mr. Fairbanks has served as a director and the President, and Chief Executive Officer of ASDG since it acquired Paintball Incorporated in May 2002. Mr. Fairbanks founded Paintball Incorporated in 1989, and has served as its President and Chief Executive Officer, and as a director of it, since its formation in 1989. Prior to founding Paintball, Mr. Fairbanks had extensive experience in the securities industry with Merrill, Lynch as well as Robinson-Humphrey and Co. and Caine Equities. Mr. Fairbanks also served as President of The Fairbanks Company, a land development and general contracting firm. Mr. Fairbanks is also the President and Chief Executive Officer of and a driver for Genesis Racing, Inc., which owns and races sports cars. Mr. Fairbanks is a graduate of Furman University and attended the Furman/Clemson Universities joint MBA program.

         DOUGLAS L. BROWN. Mr. Brown has served as a director and Vice President, Secretary and Treasurer of ASDG since it acquired Paintball in May 2002. Mr. Brown has served as a director and Vice-President in charge of sales of Paintball since 1990. Prior to joining Paintball Incorporated, Mr. Brown was a manager with R.R. Donnelly. He attended the University of Georgia.

         WILLIAM B. KEARNEY. Mr. Kearney has been a certified public accountant for over 20 years and has served ASDG in the capacity of a consultant, performing certain services commonly performed by a chief financial officer, since shortly after ASDG acquired Paintball Incorporated in May 2002. Mr. Kearney has been a partner with Tatum CFO Partners, LLP since February 2001. Tatum CFO Partners, LLP is in the business of providing emerging growth, middle-market and large multinational companies with experienced chief financial officers on a permanent, interim or project basis. From 1998 to 2000, Mr. Kearney was Director of Planning and Analysis for Sterling Diagnostic Imaging, Inc., a manufacturer of medical imaging technology. From 1995 to 1998, Mr. Kearney was Vice President and Controller of Umbro International, Inc. (formerly Stone Manufacturing), a manufacturer of sports apparel. From 1980 to 1995, Mr. Kearney was employed in various capacities, including Director of Accounting and Assistant Controller with Bowater Incorporated, a manufacturer of newsprint, coated and uncoated ground wood papers, bleached kraft pulp and lumber products whose stock is traded on the New York Stock Exchange under the symbol BOW.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         ASDG's board of directors currently comprises only two directors, William R. Fairbanks and Douglas L. Brown. The board does not have any committees, and the entire board performs the functions commonly assigned to committees on larger boards of directors. The Company currently intends to hire three new independent directors who will meet the requirements for independent directors set forth in the rules of the NASD's new Bulletin Board Exchange. The Company currently intends for these new independent directors to comprise to-be-created audit, nominating, compensation and corporate governance committees.

         ASDG's two existing directors are also officers and employees of ASDG and regularly work full time in ASDG's principal office in Greenville, South Carolina. Because of their regular close proximity, the directors do not hold regular periodic formal meetings but take formal action from time to time either by written consent or by meetings held by unanimous consent with prior notice waived. Consequently, no director has missed any meetings. If the Company retains new independent directors as it currently intends to do, the Company expects the board to meet regularly in formal meetings on at least a quarterly basis.

DIRECTOR COMPENSATION

         The Company currently does not pay its directors any fees for their service as director. The Company does reimburse directors for out-of-pocket expenses incurred in connection with the rendering of services as a director.

EXECUTIVE COMPENSATION

       The following table shows the cash compensation paid by ASDG, as well as certain other compensation paid or accrued, to ASDG's current Chief Executive Officer, ASDG's previous Chief Executive Officer and ASDG's other executive officers who earned in excess of $100,000 in base salary plus bonus for the year ending December 31, 2001 (collectively, the "Named Executive Officers").


                                                 ANNUAL COMPENSATION (1)
                                              -------------------------------

                                                                                 ALL OTHER
NAME AND                                          SALARY          BONUS           COMPEN-
PRINCIPAL POSITION                    YEAR         ($)             ($)            SATION($)
-----------------------------------------------------------------------------------------------

William R. Fairbanks (2)              2001      $156,500        $113,821          $12,375  (6)
Chairman, President,                  2000       155,000         127,427           15,320
CEO, Assistant Secretary              1999       145,000         135,080           16,991
and  Assistant Treasurer

Gregg R. Mulholland (3)               2001      $150,000  (4)      --               --
Former Chairman, President            2000       131,135           --            $410,000  (7)
and CEO                               1999        80,000 (5)       --               --


 (1) Certain amounts may have been expended by ASDG or Paintball, which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.
 (2) Mr. Fairbanks became Chairman, President, Chief Executive Officer, Assistant Secretary and Assistant Treasurer of ASDG in May 2002. The amounts shown for Mr. Fairbanks were paid to him by Paintball Incorporated which was acquired by ASDG in May 2002.
 (3) Mr. Mulholland served as ASDG's President and Chief Executive Officer until May 2002 when he resigned in connection with ASDG's acquisition of Paintball Incorporated.
 (4) This amount represents unpaid salary for the year ended December 31, 2001. In connection with ASDG's acquisition of Paintball Incorporated in May 2002, Mr. Mulholland surrendered the right to receive this amount, which was treated as a contribution to the capital of the Company with respect to shares of Common Stock held by Mr. Mulholland.
 (5) ASDG did not have significant operations until it acquired Can/Am Marketing Group, LLC in December 1999. The amount shown for Mr. Mulholland for 1999 represents salary paid to Mr. Mulholland by Can/Am Marketing Group, LLC.
 (6) This amount is comprised of (i) $7,106 contributed to Paintball's Profit Sharing Plan by Paintball, all of which was vested, and (ii) $5,269 in premiums paid by Paintball with respect to insurance not generally available to all Paintball employees.
 (7) The Company issued 1,053,984 shares of its Common Stock valued at $410,000 to Mr. Mulholland in the fourth quarter of 2000. The shares were restricted within the provisions of Rule 144.

OPTION GRANTS IN LAST FISCAL YEAR

         Neither ASDG nor Paintball Incorporated granted any options, SARs or similar securities to the Named Executive Officers during 2001.

OPTION EXERCISES AND YEAR END OPTION VALUES

          None of the Named Executive Officers exercised any options, SARs or similar securities of ASDG or Paintball Incorporated during 2001 or had any options, SARs or similar securities of ASDG or Paintball Incorporated outstanding at the end of 2001.

EMPLOYMENT AGREEMENTS

         William B. Kearney provides certain services to ASDG commonly performed by a chief financial officer pursuant to a Project Work Agreement dated May 27, 2002 (the "Consulting Agreement") by and between Tatum CFO Partners, LLP ("Tatum") and ASDG. The Consulting Agreement requires Tatum to assign one or more of its partners to perform services for ASDG, and Mr. Kearney is the assigned partner. The Consulting Agreement provides that the Tatum partner performing services for ASDG will not be an officer, employer, director or manager of ASDG. The Consulting Agreement provides that ASDG will pay Tatum CFO $150.00 per hour for Mr. Kearney's services with a daily maximum of $1,200.00, and ASDG will reimburse Mr. Kearney for reasonable travel and out-of-pocket business expenses. Either party may terminate the Consulting Agreement without cause on 30 days written notice. The Consulting Agreement also has common termination for cause provisions. The Consulting Agreement requires ASDG to indemnify Tatum against losses, costs, damages and expenses, including reasonable attorneys fees, as they are incurred by Tatum in connection with any cause of action or proceeding arising in connection with Tatum's engagement under the Consulting Agreement, Tatum's provision of services to ASDG, or ASDG's use of analysis or information provided by Tatum or arising in connection with any legal proceeding in which Tatum may be required or agree to participate; provided, that the indemnity will not apply to Tatum's gross negligence or willful misconduct or actions taken in bad faith. The Consulting Agreement requires Tatum and ASDG to submit disputes arising thereunder to arbitration.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

            The following table sets forth certain information as of November 19, 2002 with respect to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding common stock, (ii) each director and named executive officer of the Company, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person has sole voting and investment power over the shares beneficially owned by him. The address for Messrs. Fairbanks and Brown is 155 Verdin Road, Greenville, South Carolina 29607.

                                            NUMBER OF SHARES           PERCENT
    NAME AND ADDRESS                       BENEFICIALLY OWNED        OF CLASS (4)
    ----------------------------------   -----------------------  -------------------

    UCI/NFI Affiliates                          5,864,333  (1)            9.3%
    3885 South Decatur Blvd., Suite 2010
    Las Vegas, Nevada 89103

    William R. Fairbanks                       45,643,244  (2)           72.0%

    Douglas L. Brown                            5,153,516  (3)            8.1%

    Directors & Executive Officers             50,704,460                80.0%
    As a Group (3 persons)

(1) Includes (a) 1,713,633 shares beneficially owned by Universal Consultants, Inc., a Nevada corporation ("UCI"), (b) 1,720,000 shares beneficially owned by National Financial, Inc., a Nevada corporation ("NFI"), (c) 755,700 shares owned directly by Yvonne M. Hines, (d) 1,400,000 shares owned directly by William E. Heldman, (e) 25,000 shares beneficially owned by Apex One, Inc., a Nevada corporation ("Apex One"), (f) 50,000 shares beneficially owned by Apollo One, Inc., a Nevada corporation ("Apollo One"), (g) 40,000 shares beneficially owned by Certified One, Inc., a Nevada corporation ("Certified One"), (h) 100,000 shares beneficially owned by Prestige Financial, Inc., a Nevada corporation ("Prestige"), and (i) 60,000 shares beneficially owned by Silver County Financial, Inc., a Nevada corporation ("Silver County"). William Carroll is a director and 50% shareholder of UCI, a director and 25% shareholder of NFI and President of Apollo One. Mr. Carroll has informed ASDG that he disclaims beneficial ownership of all shares of ASDG Common Stock other than the shares described in clauses (a), (b) and (f) of this note and claims beneficial ownership of only 5.5% of the outstanding shares of ASDG's Common Stock. Ms. Hines is an officer and 50% shareholder of NFI. Ms. Hines has informed ASDG that she disclaims beneficial ownership of all shares of ASDG Common Stock other than the shares described in clauses (b) and (c) of this note and claims beneficial ownership of only 3.9% of the outstanding shares of ASDG's Common Stock. Mr. Heldman is an officer, director, and 25% shareholder of NFI, President of Prestige and President of Silver County. Mr. Heldman has informed ASDG that he disclaims beneficial ownership of all shares of ASDG Common Stock other than the shares described in clauses (b), (d), (h) and (i) of this note and claims beneficial ownership of only 5.2% of the outstanding shares of ASDG Common Stock.

(2) Includes 6,073,459 shares held by Red Oak Limited Partnership of which Mr. Fairbanks and his wife are the general partners and 92,300 shares beneficially owned by International Management Associates, Inc. of which Mr. Fairbanks is the President, a director and 70% beneficial owner.
(3) Includes 92,300 shares beneficially owned by International Management Associates, Inc., of which Mr. Brown is Vice President and Secretary, a director and 30% beneficial owner.
(4) As of November 20, 2002 there were 63,355,836 shares of the Registrant's common stock, $.001 par value per share, issued and outstanding.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FEBRUARY 2000 OPTION TO NATIONAL FINANCIAL, INC.

         On February 7, 2000, Gregg Mulholland, ASDG's Chairman and Chief Executive Officer at that time, and ASDG entered into an Option Agreement (the "February 2000 Option Agreement") with National Financial, Inc., a Nevada corporation ("NFI") pursuant to which Mr. Mulholland, in exchange for $250,000, sold NFI options to purchase an aggregate of 1,500,000 shares of ASDG stock owned by Mr. Mulholland. The February 2000 Option Agreement gave NFI options to purchase 1,000,000 shares of ASDG stock from Mr. Mulholland for $1.00 per share and 500,000 shares for $2.00 per share. At the time, the total number of Inflatables shares outstanding was 4,518,000, and Mr. Mulholland owned 3,000,000 or 66.4% of those shares.

         The proceeds of the sale of the options were paid into a real estate purchase escrow account for the purchase of a house (the "Ocean Vista Property") in the name of David W. Ariss, Sr. a director of ASDG at that time and Mr. Mulholland's first cousin, once removed. The Ocean Vista Property has been Mr. Mulholland's personal residence since February 2000. A Trust Deed was also executed on the Ocean Vista Property to secure performance by Mr. Mulholland under the February 2000 Option Agreement.

         Mr. Mulholland caused ASDG to be a party to the February 2000 Option Agreement in connection with which ASDG made certain representations and warranties and subjected itself to certain restrictive covenants. The February 2000 Option Agreement provided that (1) Mr. Mulholland could satisfy his obligations thereunder by causing ASDG to issue to NFI the shares subject to the option rather than transferring Mr. Mulholland's own shares to NFI if NFI exercised the option and (2) ASDG was required to register as soon as practicable the issuance of at least 1,500,000 shares of its common stock with the Securities and Exchange Commission and other applicable authorities and upon effectiveness of the registration statement, Mr. Mulholland would cause ASDG to issue either 1,500,000 shares of its stock or warrants to acquire such shares to NFI relieving Mr. Mulholland from the obligation to satisfy the option with his personal shares.

         ASDG' entry into the February 2000 Option Agreement was not approved by ASDG' board of directors or the independent shareholders of ASDG. ASDG received no consideration in exchange for entering into the February 2000 Option Agreement. In addition to the foregoing, the representations, warranties and covenants given by ASDG in the February 2000 Option Agreement included but were not limited to the following:

     o Until such time, if any, as NFI exercised its right to purchase the Stock, there would be no declaration, setting aside, or payment of a dividend in respect to the Stock, or any direct or indirect redemption, purchase, or other acquisition by ASDG of any of its shares of capital stock, and there would be no declaration, payment, or commitment or obligation of any kind for the payment, by ASDG, of a bonus or other additional salary or compensation to any of its officers, directors, or employees.

     o Until such time, if any, as NFI exercised its right to purchase the Stock, there would be no sale or transfer of any asset of ASDG, except in the ordinary course of business, and there would be no amendment or termination of any contract, agreement, or license to which ASDG is a party, except in the ordinary course of business.

     o Until such time, if any, as NFI exercised its right to purchase the Stock, there would be no waiver or release of any right or claim of ASDG, except in the ordinary course of business.

     o Until such time, if any, as NFI exercised its right to purchase the Stock, there would be no destruction, damage to, or loss of any asset of ASDG not covered by insurance and which materially or adversely affects the financial condition of ASDG.

     o None of the representations and warranties made by Mr. Mulholland and ASDG contained any untrue statement of a material fact or omits any material fact, the omission of which would be misleading.

     o Mr. Mulholland and ASDG would jointly and severally indemnify NFI against and hold it harmless from any and all liability, loss or damage (including reasonable attorneys' fees) which it may incur under the February 2000 Option Agreement or by reason of the February 2000 Option Agreement, and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of the February 2000 Option Agreement, and for any breach by Mr. Mulholland or ASDG of any covenant, warranty, duty or obligation under the February 2000 Option Agreement.

     o ASDG agreed not to use or permit any capital stock of ASDG to be issued, bought, sold or used in violation of any provision of the February 2000 Option Agreement or any applicable law, statute, rule, regulation or ordinance.

     o ASDG agreed to not (i) amend its articles of incorporation or bylaws in a manner which would impair, decrease or diminish the value of NFI's option or ASDG stock, (ii) issue any shares of its capital stock to third parties for cash, (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred to third parties from treasury for cash, or (iv) agree to do any of the acts listed above. Notwithstanding the foregoing, ASDG could issue shares of its capital stock in exchange for assets or equity of other entities of greater or equal value which are to be acquired by or merged into ASDG.

          In addition to the foregoing, ASDG made numerous representations and warranties about the financial condition of its business, its legal status, its business dealings, its compliance with applicable laws and regulations and the information provided to NFI by Mr. Mulholland and ASDG.

         David  Ariss   personally   guaranteed  Mr.   Mulholland's  and  ASDG's
performance of their obligations under the February 2000 Option Agreement.

         Subsequent to the execution of the February 2000 Option Agreement, ASDG issued 1,053,984 additional shares of its stock to Mr. Mulholland in lieu of the payment of cash salary to, and cash advances by, Mr. Mulholland, payment of and reimbursement for which were due and owing as of the date of issuance of those shares.

         The foregoing description of the February 2000 Option Agreement is only a summary and is qualified in its entirety by the actual agreement, a copy of which is filed as Exhibit 10.4 to the Registration Statement of which this Prospectus is a part.

         The February 2000 Option Agreement was substantially affected by the settlement of a lawsuit brought by NFI, UCI (defined below) and William Carroll against Mr. Mulholland and Mr. Ariss in their individual capacities as described below. See "--Third Party Lawsuit Against Gregg Mulholland and David Ariss in their Individual Capacities." William Carroll is a director of both NFI and UCI. He is also a 50% shareholder of UCI and a 25% shareholder of NFI.

DECEMBER 2000 LOAN FROM UNIVERSAL CONSULTANTS, INC.

         On December 12, 2000, ASDG borrowed $330,000 from Universal Consultants, Inc., a Nevada corporation ("UCI") pursuant to a secured promissory note (the "UCI Note"), with a maturity date of March 12, 2001 and bearing interest at a rate of 10% per annum. The UCI Note was secured by all of ASDG's real and personal property pursuant to a separate security agreement (the "UCI Security Agreement"). ASDG borrowed the $330,000 from UCI in order to pay ASDG's federal taxes and to provide ASDG with operating capital. Mr. Mulholland personally guaranteed ASDG's performance under the UCI Note and the UCI Security Agreement. The UCI Note went into default and the total amount of unpaid principal and accrued interest due and owing thereunder was $378,761 as of May 17, 2002 when the UCI Note was satisfied in connection with ASDG's acquisition of Paintball Incorporated.

         In connection with the loan, ASDG also issued a warrant to UCI for the purchase of up to 1,320,000 shares of ASDG' stock for $0.25 per share (the "UCI Warrant"). The UCI Warrant was exercisable at any time from the date of issuance to December 31, 2003 and included a mechanism for cashless conversion of the warrant into shares of ASDG Common Stock. The Warrant on its face referred to a contemporaneous Securities Purchase Agreement and a contemporaneous Registration Rights Agreement and contemplated the filing with the SEC of a registration statement pertaining to the shares issuable upon exercise of the warrant within 30 days of a "Closing Date."

         The transaction involving the UCI Note, the UCI Security Agreement and the UCI Warrant is collectively referred to hereafter as the "December 2000 Loan".

         The foregoing descriptions of the UCI Note, the UCI Security Agreement, Mr. Mulholland's guarantee thereof and the UCI Warrant are qualified in their entireties by the actual documents, copies of which are filed as Exhibits A, B and E to Exhibit 10.4 and Exhibit 10.5 of the Registration Statement of which this Prospectus is a part.

          The  UCI  Note,   UCI   Security   Agreement   and  UCI  Warrant  were
substantially affected by the settlement of a lawsuit brought by UCI, NFI and William Carroll against Mr. Mulholland and Mr. Ariss in their individual capacities described below. See "--Third Party Lawsuit Against Gregg Mulholland and David Ariss in their Individual Capacities." William Carroll is a director of both NFI and UCI. He is also a 50% shareholder of UCI and a 25% shareholder of NFI.

THIRD PARTY LAWSUIT AGAINST GREGG MULHOLLAND AND DAVID ARISS IN THEIR INDIVIDUAL CAPACITIES

         On November 13, 2001, UCI, NFI, and William Carroll (collectively, the "Plaintiffs") filed suit against Gregg Mulholland and David Ariss solely in their individual capacities and not in their capacities as officers and directors of ASDG (the "Lawsuit"). The Plaintiffs also obtained a temporary protective order that generally temporarily prohibited Mr. Mulholland until December 31, 2001, from transferring any of the shares of stock of ASDG personally owned by Mr. Mulholland.

         The Lawsuit generally arose out of the February 2000 Option Agreement and the December 2000 Loan. The Lawsuit involved causes of action based on (1) breach of contract, fraud, breach of covenant of good faith and fair dealing, quiet title, constructive trust, and constructive trust - fraud in connection with the February 2000 Option Agreement, (2) breach of contract and fraud with respect to the December 2000 Loan and (3) breach of fiduciary duty and indemnification. The Plaintiffs sought actual damages, damages for emotional distress, indemnification damages and legal costs, punitive damages of $1,000,000 from each defendant plus treble damages, prejudgment attachment and other provisional equitable relief, quiet title and constructive trust, reasonable attorneys' fees, costs and such other relief as the court may deem necessary and proper.

     The Lawsuit was settled on December 31, 2001 pursuant to a settlement agreement filed with and approved by the court (the "Settlement Agreement"). Set forth below is a summary of certain significant provisions of the agreement contained in the Settlement Agreement and related documents. This summary is qualified in its entirety by the complete Settlement Agreement, including all related exhibits, that has been filed as Exhibit 10.4 to the Registration Statement of which this Prospectus is a part.

         In connection with claims related to the December 2000 Loan, Mr. Mulholland agreed to secure the payment of the UCI Note and interest with all of his own personal shares of ASDG, which were held in an escrow until the obligations were paid. UCI retained the right to exercise the UCI Warrant, and if it exercised the UCI Warrant, the principal amount of the UCI Note would be exonerated to the extent of the exercise price paid by UCI (100% of the principal amount of the UCI Note if the UCI Warrant were exercised in full). Claims related to the February 2000 Option Agreement were settled by Mr. Mulholland's agreement to transfer to NFI 1,250,000 of his personally owned shares through the escrow arrangement. The trust deed on the Ocean Vista Property was amended to secure Mr. Mulholland's and Mr. Ariss' performance under the Settlement Agreement.

         ASDG was released from any further obligations under the February 2000 Option Agreement, the UCI Note and the UCI Security Agreement (except for exoneration of the principal amount of the UCI Note by exercise of the UCI Warrant as described above) once (1) all settlement implementation documents were executed, (2) the temporary protective order was replaced with a permanent protective order, (3) Mr. Mulholland delivered to the escrow all of his remaining personally owned shares to comply with his obligations under the Settlement Agreement, and (4) the amended second trust deed on the Ocean Vista Property was recorded. All of these events occurred. This release would become void and of no effect if either ASDG or ASDG voided or prevented any part of the settlement or if either Mr. Mulholland or Mr. Ariss breached or failed to perform any part of the settlement at the behest of ASDG or ASDG.

         The Settlement Agreement provided that the Plaintiffs would permanently release Mr. Mulholland and Mr. Ariss from all claims by the Plaintiffs once (1) Mr. Mulholland and Mr. Ariss timely performed all of their obligations under the Settlement Agreement and any incorporated agreements, a merger agreement pertaining to the business combination of ASDG and Paintball Incorporated, the permanent protective order and the escrow arrangement, without any material breaches or failures to perform during the terms of those agreements and orders, and (2) the Plaintiffs certified to the escrow officer that these conditions have been satisfied and the escrow has been closed.

         Mr. Mulholland and Mr. Ariss executed a confession to judgment against themselves personally, which was held in abeyance pending full performance under the Settlement Agreement, and once the latter occurred, would be voided. Mr. Mulholland bore full personal responsibility for all legal costs and damages of the Plaintiffs.

SETTLEMENT OF THIRD PARTY LAWSUIT AT CLOSING OF ASDG ACQUISITION OF PAINTBALL INCORPORATED

         In connection with the closing on May 17, 2002 of ASDG's acquisition of Paintball Incorporated, shares of Mr. Mulholland's personally-owned ASDG Common Stock were distributed out of escrow to UCI and NFI in satisfaction of Mr. Mulholland's obligations under the Settlement Agreement as follows:

     o    1,250,000   shares  to  NFI  pursuant  to  the  February  2000  Option
          Agreement;
     o    48,365 shares to UCI in  satisfaction  of accrued  interest on the UCI
          Note;
     o 220,000 shares to NFI to reimburse NFI for its legal costs and fees in connection with the Settlement Agreement; and
     o 225,235 shares to UCI to reimburse UCI for its legal costs and fees in connection with the Settlement Agreement.

Also in connection with the closing, UCI exercised the UCI Warrant, and ASDG issued 1,320,000 shares of Common Stock in satisfaction of its obligations under the UCI Warrant which also exonerated all obligations to pay the principal amount of the UCI Note.

     The remaining 1,245,351 shares of Mr. Mulholland placed in the escrow remain in escrow pending resolution of a legal action brought by Paul D. Copenbarger, dba Copenbarger & Associates ("Copenbarger"), against UCI, NFI, ASDG, Paintball, William Carroll and Gregg Mulholland related to a claim by Copenbarger that he is a judgement creditor of Mr. Mulholland in connection with a cause of action that arose prior to the May 17, 2002 acquisition of Paintball by ASDG (the "Copenbarger Action").

     ASDG believes that the distribution of Mr. Mulholland's shares to NFI and UCI described above and the issuance of shares to UCI pursuant to the UCI Warrant have resolved all claims related to the Lawsuit other than the obligations of Mr. Mulholland to NFI, UCI and William Carroll related to the Copenbarger Action; however, there can be no assurance to this effect.

ASDG ACQUISITION OF PAINTBALL INCORPORATED

         On May 17, 2002, the Company, then known as American Inflatables, Inc., acquired Paintball, then known as American Sports Development Group, Inc. and formerly known as National Paintball Supply Company, Inc. For accounting purposes, the transaction was treated as the acquisition of ASDG by Paintball in a reverse acquisition. ASDG issued 50,612,159 shares of its Common Stock, or 83% of the total outstanding shares on a fully diluted basis after the issuance, to the three shareholders of Paintball for all the issued and outstanding shares of Paintball (the "Share Exchange") making Paintball a wholly owned subsidiary of the Company.

         Set forth below is a summary description of agreements entered into in connection with the Share Exchange. The summaries are general in nature and are qualified in their entireties by the texts of the agreements, all of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

         SHARE EXCHANGE AGREEMENT

        The Share Exchange occurred pursuant to a Share Exchange Agreement dated May 16, 2002 and executed on May 17, 2002 (the "Share Exchange Agreement") by and between ASDG and the three pre-Share Exchange shareholders of Paintball - William R. Fairbanks, Red Oak Limited Partnership and Douglas L. Brown (Collectively, the "Old Paintball Shareholders"). William R. Fairbanks and his wife are the general partners of Red Oak Limited Partnership. Prior to the Share Exchange, Mr. Fairbanks directly owned 78.0% of the outstanding common stock of Paintball, Red Oak Limited Partnership directly owned 10.0% and Mr. Brown owned 12.0%. Mr. Fairbanks was the President and Chief Executive Officer, Mr. Brown was the Vice President and Mr. Fairbanks and Mr. Brown were the sole directors of Paintball prior to the Share Exchange.

         The Share Exchange Agreement provided for the issuance of 38,335,014 shares of ASDG Common Stock to Mr. Fairbanks, 5,897,694 shares to Red Oak Limited Partnership and 4,914,745 shares to Mr. Brown. The Share Exchange Agreement contains a "gross-up" clause that provides that in the event the Old Paintball Shareholders did not receive shares in the Share Exchange constituting 83% of the aggregate voting power and distributional rights of all ASDG shareholders on a fully-diluted, post-exchange basis, then ASDG is required to issue additional shares of its Common Stock to them to ensure that they received such 83%. Pursuant to this clause, ASDG issued an additional 1,142,471 shares to Mr. Fairbanks, 175,765 shares to Red Oak Limited Partnership and 146,471 shares to Mr. Brown after the May 17, 2002 closing of the Share Exchange.

         The Share Exchange Agreement provided for the mutual consensual termination without penalty of a prior Reorganization Agreement dated October 12, 2000, as amended, between ASDG and Paintball that contemplated the merger of a wholly-owned subsidiary of Paintball into ASDG that would result in ASDG becoming a wholly-owned subsidiary of Paintball. The Share Exchange Agreement contained a representation and warranty from ASDG to the Paintball Shareholders that ASDG's "Total Pro Forma Closing Debt" as defined in the Share Exchange Agreement, would not exceed $400,000 on the date of consummation of the Share Exchange and other representations and warranties customary in business combination agreements. The Share Exchange Agreement requires ASDG to indemnify, to the maximum extent permitted by applicable law, the Old Paintball Shareholders against losses and liability arising in connection with alleged untrue statements of material fact or material omissions of information concerning ASDG in any statement and application made to any governmental agency in connection with the transactions contemplated in the Share Exchange Agreement or provided or made to any Old Paintball Shareholder. The Share Exchange
Agreement also required the contemporaneous execution and delivery of the Mulholland Employment Agreement, the Mulholland Guaranty, the Joint Escrow Agreement, the Paisley Consulting Agreement and the Shareholders Agreement, each of which is described below.

         MULHOLLAND EMPLOYMENT AGREEMENT

         As required by the Share Exchange Agreement, ASDG's pre-Share Exchange Chairman, Chief Executive Officer and largest shareholder Gregg Mulholland on May 17, 2002 entered into an Employment Agreement dated May 16, 2002 with ASDG (the "Mulholland Employment Agreement"). The agreement provides that Mr. Mulholland will report to ASDG's Chief Executive Officer and have such offices and titles and perform such duties as the Chief Executive Officer chooses. The agreement has a three-year term that expires on May 16, 2005 and shall continue on a month-to-month basis thereafter until terminated. The agreement provides Mr. Mulholland with an annual base salary of $144,000 and a quarterly bonus of 2.5% of the total gross sales in excess of $500,000 of the Inflatables division of ASDG for that quarter if (i) the gross sales of the inflatables division for the quarter equal or exceed $500,00 and (ii) the gross margin on the gross sales of the inflatables division exceeds 32.5%. The bonus is capped at $350,000 per year. The agreement has customary termination-for-cause provisions and customary confidentiality and non-competition provisions. The agreement provides that disputes between ASDG and Mr. Mulholland regarding his employment are subject to arbitration.

         MULHOLLAND GUARANTY

         As required by the Share Exchange Agreement, on May 17, 2002, Mr. Mulholland entered into a Guaranty and Indemnification Agreement dated May 16, 2002 with the Old Paintball Shareholders (the "Mulholland Guaranty"). In the Mulholland Guaranty, Mr. Mulholland guaranteed to the Old Paintball Shareholders the full and prompt performance by ASDG of all of its agreement, covenants and obligations in connection with the Share Exchange Agreement and any related agreement or instrument and the truthfulness, completeness and correctness of all of ASDG's representations and warranties contained in the Share Exchange Agreement and any related agreement or instrument. Mr. Mulholland also agreed to indemnify the Old Paintball Shareholders against any breach by ASDG of any of its representations, warranties, agreement, covenants or obligations in the Share Exchange Agreement or any related agreement or instrument or any breach by Mr. Mulholland of any of his representations, warranties, agreements, covenants or obligations in the Shareholders Agreement described below. To ensure his performance under the guaranty, Mr. Mulholland agreed to place 875,000 of his personally-owned shares of ASDG Common Stock in escrow pursuant to the Escrow Agreement as described below. Mr. Mulholland also covenanted to exert his best efforts to resolve certain claims brought against him in the Superior Court of the State of California, County of Orange, that also named ASDG, Paintball, UCI, NFI and William Carroll as defendants.

         JOINT ESCROW AGREEMENT

     As required by the Share Exchange Agreement, on May 17, 2002, Mr. Mulholland entered into an Escrow Agreement dated May 16, 2002 (the "Joint Escrow Agreement") with the Old Paintball Shareholders, the Plaintiffs in the Lawsuit (see "-- Third Party Lawsuit Against Gregg Mulholland and David Ariss in their Individual Capacities") and the attorneys for Mr. Mulholland, the Old Paintball Shareholders and the Plaintiffs (the "Three Attorneys"). The Joint Escrow Agreement provided for the delivery to the Three Attorneys as escrow agents of all of Mr. Mulholland's ASDG Common Stock (3,053,984 shares). The Joint Escrow Agreement generally provided for the subsequent distribution of these shares as follows: (i) first shares would be distributed to the Plaintiffs to satisfy Mr. Mulholland's obligations under the Settlement Agreement resolving the Lawsuit, (ii) then 875,000 shares would remain in escrow for at least one year to satisfy Mr. Mulholland's obligations under the Mulholland Guaranty and
(iii) any balance would be returned to Mr. Mulholland. ASDG's rights to the 875,000 shares described in clause (ii) above are expressly subordinated by the Joint Escrow Agreement to any order of the court in the Copenbarger Action pertaining to such shares. After the consummation of the Share Exchange, 1,743,600 shares were distributed from escrow to the Plaintiffs in satisfaction of Mr. Mulholland's obligations under the Settlement Agreement (see "-- Settlement of Third Party Lawsuit at Closing of ASDG Acquisition of Paintball Incorporated"). The balance of the escrowed shares (1,245,351 shares) remain in escrow pending resolution of the Copenbarger Action.

          PAISLEY CONSULTING AGREEMENT

          Prior to the consummation of the Share Exchange, Dale Paisley performed certain services for ASDG commonly performed by a chief financial officer without a written agreement. As required by the Share Exchange Agreement, on May 17, 2002, Mr. Paisley entered into a written Consulting Agreement dated May 16, 2002 (the "Paisley Consulting Agreement") with ASDG to document the terms of his consulting arrangement with ASDG. The term of the agreement was from August 9, 2000 until the earlier of consummation of a business combination with Paintball Incorporated (such as the Share Exchange) or August 9, 2002. The agreement provided that Mr. Paisley would be paid for his services on an hourly basis at a rate of $175.00 per hour (which amounted to $100,000 as of May 13, 2002); however, in the event a business combination was consummated with Paintball Incorporated before May 31, 2002, Mr. paisley would receive 175,000 shares of ASDG Common Stock in lieu of any other compensation. These shares would be restricted shares within the meaning of Rule 144 promulgated under the Securities Act, but ASDG covenanted to register the resale of the shares as promptly as practical after consummation of the business combination. Because the Share Exchange closed on May 17, 2002, Mr. Paisley was issued 175,000 shares of ASDG Common Stock, the resale of which has been registered with the Registration Statement of which this Prospectus is a part. The Paisley Consulting Agreement also contained customary expense reimbursement, termination-for-cause and non-disclosure provisions.

         SHAREHOLDERS AGREEMENT

         As required by the Share Exchange Agreement, on May 17, 2002, the pre-Share Exchange ASDG management (Gregg Mulholland, David Ariss and Jeff Jacobson), the Lawsuit Plaintiffs (see "-- Third Party Lawsuit Against Gregg Mulholland and David Ariss in their Individual Capacities") and certain related parties of the Lawsuit Plaintiffs (collectively with pre-Share Exchange ASDG management, the "Inflatables Shareholders") entered into a Shareholders Agreement dated May 16, 2002 (the "Shareholders Agreement") with the Old Paintball Shareholders as an inducement to the Old Paintball Shareholders to enter into the Share Exchange Agreement.

         In the Shareholders Agreement, the Inflatables Shareholders gave the Old Paintball Shareholders certain representations and warranties regarding the Inflatables Shareholders' beneficial ownership of ASDG securities and outstanding agreements to which the Inflatables Shareholders and ASDG were parties. The Inflatables Shareholders gave a release of claims intended by the Old Paintball Shareholders to release substantially all claims of the Inflatables Shareholders against ASDG, Paintball and their affiliated parties arising prior to the date of closing of the Share Exchange except for ASDG's obligation to issue shares pursuant to the UCI Warrant and Gregg Mulholland's and David Ariss' obligations under the Settlement Agreement. The Shareholders Agreement further provides that the Inflatables Shareholders would assign to the Old Paintball Shareholders any such claims that were not released.

         The Shareholders Agreement provides that at the closing of the Share Exchange, Gregg Mulholland, David Ariss and Jeff Jacobson would resign from all offices they held with ASDG and cause William R. Fairbanks to be appointed Chairman, President and Chief Executive Officer, Douglas L. Brown to be appointed as Vice President, Mr. Jacobson to be reappointed as Vice President and Chief Operating Officer, and Mr. Fairbanks and Mr. Brown to be appointed the sole directors of ASDG.

         The Shareholders Agreement required certain Inflatables Shareholders to pay to ASDG in full notes in the aggregate principal amount of $250,000 that they had made to ASDG to purchase an aggregate of 1,000,000 shares of ASDG Common Stock. It also required UCI to exercise the UCI Warrant and accept the 1,320,000 shares subject to the warrant in satisfaction of the principal amount of the UCI Note. Mr. Mulholland agreed to forgive the amount of debts owed to him by ASDG necessary to reduce ASDG's Total Pro Forma Closing Debt (as defined in the Share Exchange Agreement) to $400,000. The agreement required the amounts forgiven to be treated as a contribution to the capital of ASDG with respect to Mr. Mulholland's already outstanding ASDG Common Stock.

         Each party to the Shareholders Agreement agreed to defend and indemnify ASDG, Paintball and the other parties and their affiliated parties against losses and obligations arising in connection with the breach by the indemnifying party of any of its representations, warranties or covenants in the Shareholders Agreement.

          600,000 SHARES PLEDGED TO SECURE PROMISSORY NOTE TO ASDG

         TNR Development Company ("TNR"), of which Timothy N. Roberts is the principal, acquired an option for 600,000 shares with an exercise price of $1.00 per share from NFI on May 1, 2000 in a private transaction. On May 8, 2000, TNR acquired 210,000 shares and a warrant for 600,000 shares with an exercise price of $0.25 per share from the Company in a private placement of units consisting of thirty five (35) shares and a warrant to purchase one hundred (100) shares with an exercise price of $0.25 per share for an aggregate purchase price of $25.00 per unit. The warrant for 600,000 shares with an exercise price of $0.25 per share (the "TNR Warrant Shares") TNR acquired in the private placement replaced the option for 600,000 shares with an exercise price of $1.00 per share that TNR acquired from NFI on May 1, 2000, which option was thereafter null and void. TNR exercised the warrant on September 20, 2000 by delivery to the Company of a Secured Promissory Note dated September 20, 2000, $150,000 in principal amount (the "TNR Note"). The TNR Note was secured by a pledge of the shares purchased with the note.

     TNR is the parent company of Yorba Linda Estates, LLC ("Yorba Linda Estates"). William E. Heldman made loans to Yorba Linda Estates and purchased a house from Yorba Linda Estates. In May 2002, about the time of ASDG's acquisition of Paintball, Yorba Linda Estates filed for protection of its creditors under Chapter 11 of the U.S. Federal Bankruptcy Code. On May 7, 2002, TNR, Yorba Linda Estates, and Timothy N. Roberts, the principal of TNR, entered into a Settlement memorandum pursuant to which TNR transferred the 600,000 TNR Warrant Shares to William E. Heldman, and Mr. Heldman assumed TNR's obligations under the TNR Note. The Shareholders Agreement required the TNR Note to be paid by June 17, 2002. ASDG consented to the assingment of the TNR Warrant Shares and the obligations under the TNR Note to Mr. Heldman and gave Mr. Heldman a 60-day forebearance on his obligation to pay the TNR Note. As of the date hereof, Mr. Heldman has not paid the amount oustanding on the TNR Note, and the TNR Warrant Shares remain pledged to secure the TNR Note. The acquired principal and interest due under the Note was $168,000 as of November 20, 2002.


LOANS TO ASDG FROM GREGG MULHOLLAND

         Prior to the Company's acquisition of Paintball, Gregg Mulholland, then the Company's Chairman, Chief Executive Officer and largest shareholder, made loans to the Company from his personal funds and permitted his salary to accrue unpaid. These advances were unsecured, payable on demand and did not accrue interest. The Company believes that as of the closing of ASDG's acquisition of Paintball on May 17, 2002, the total accrued and unpaid salary ASDG owed Mr. Mulholland was $206,250 and the total advances ASDG owed Mr. Mulholland were $211,819. As described above, the Shareholders Agreement required Mr. Mulholland to forgive the amount of debts owed to him by ASDG necessary to reduce ASDG's Total Pro Forma Closing Debt (as defined in the Share Exchange Agreement) to $400,000 and required the amounts forgiven to be treated as a contribution to the capital of ASDG with respect to Mr. Mulholland's already outstanding ASDG Common Stock. Prior to closing, ASDG issued 653,232 shares of its Common Stock to Mr. Mulholland purportedly in satisfaction of the obligations mentioned above. ASDG believes these shares were issued out of a misunderstanding of the terms of the Shareholders Agreement, and ASDG has obtained the return of the stock certificate representing these shares. ASDG believes that Mr. Mulholland was required to forgive all of the pre-closing debts ASDG owed to him to fulfill his obligations under the Shareholders Agreement.

TRANSACTIONS WITH COMPANIES CONTROLLED BY WILLIAM R. FAIRBANKS

         William R. Fairbanks is ASDG's Chairman, President, Chief Executive Officer, Treasurer and majority shareholder. Prior to ASDG's acquisition of Paintball, he was the President, Chief Executive Officer, majority shareholder and one of two directors of Paintball. Douglas L. Brown is ASDG's Vice President and Secretary, one of its two directors and the beneficial owner of approximately 8.1% of ASDG's Common Stock. Prior to ASDG's acquisition of Paintball, he was Paintball's Vice President and Secretary and one of its two directors. Mr. Fairbanks owns 70% and Mr. Brown owns 30% of the equity interests in, and are the sole directors of, International Management Associates, Inc. ("IMA"). Mr. Fairbanks is the President of IMA, and Mr. Brown is the Vice President and Secretary of IMA. Genesis Trading Corporation ("Genesis") is a wholly-owned subsidiary of IMA. Mr. Fairbanks and Mr. Brown own 90% and 10%, respectively, of the equity interests in NP Realty Company, LLC ("NPR").

         INTERNATIONAL  MANAGEMENT    ASSOCIATES,   INC.  AND   GENESIS  TRADING
CORPORATION

         ASDG purchases a certain style of an imported paintball gun from Genesis. For the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, purchases of paintball guns from Genesis were $271,518, $419,261 and $491,150, respectively. In addition, the Company sponsors a race car owned by Genesis Racing, a division of IMA. The Company pays expenses of the car in exchange for advertising. This arrangement is pursuant to a verbal agreement and can be cancelled by either party. For the nine months ended September 30, 2002 and the years ended December 31, 2001 and 2000, advertising expense associated with the race car was $120,028, $248,107 and 674,136, respectively. The balance due from ASDG to Genesis at September 30, 2002, December 31, 2001 and December 31, 2000 was $252,838, $247,577 and $141,643,
respectively. Balances bear no interest and are due on demand.

         NP REALTY COMPANY, LLC (NPR)

         ASDG leases office and warehouse facilities in Greenville, South Carolina from NPR. The lease is classified as an operating lease and provides for minimum rentals of $160,000 per year ($800,000 total) through December 2004. Advances, primarily for the construction of office and warehouse facilities, were made in the amount of $257,280 for the year ended December 31, 1999. At September 30, 2002, December 31, 2001 and December 31, 2000, the balance due from NPR was $0, $0 and $222,167, respectively.


                            DESCRIPTION OF SECURITIES

ISSUED AND OUTSTANDING SECURITIES

            ASDG's authorized capital consists of 100,000,000 shares of Common Stock, par value $.001 per share and 100,000 shares of "blank check" preferred stock, par value $.001 per share. No shares of ASDG's "blank check" preferred stock have been designated or issued. As of November 19, 2002, there were 63,355,836 shares of Common Stock issued and outstanding, and ASDG had granted options covering 1,325,000 shares of Common Stock to certain of its employees pursuant to its new Stock Option Plan, subject to shareholder approval of the plan. ASDG expects to submit the plan to its shareholders for approval at the next annual meeting of shareholders, which ASDG currently expects to be held in the first quarter of 2003. Holders of Common Stock do not have preemptive rights.

MARKET INFORMATION

         ASDG's Common Stock is currently traded on the NASD Over-the-Counter Bulletin Board exchange (the "OTC-BB") under the symbol "ASDP" (sic). From April 24, 2001 to July 10, 2002, the stock traded on the OTC-BB under the market symbol "BLMP". From December 28, 1999 to April 23, 2001, the stock traded on the OTC-BB under the market symbol "GLLK." Prior to December 28, 1999, there was no public market for ASDG's common stock. Since the commencement of trading in the Common Stock, there has not been a firmly established public trading market for the Common Stock. Set forth below is the high and low bid price for the Common Stock on the OTC-BB for the 2000 and 2001 fiscal years and the first three quarters of 2002 as listed on Nasdaq's web site at www.nasdaq.com. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


                 2000                                    2001                                   2002
---------------------------------------- -------------------------------------- --------------------------------------
   Quarter        High          Low        Quarter       High          Low        Quarter       High          Low
-------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------ ------------
     1st          $5.25        $4.00         1st         $1.00        $0.44         1st         $0.25        $0.11
     2nd          3.13         1.13          2nd         0.56         0.33          2nd         0.77         0.18
     3rd          1.13         0.38          3rd         0.47         0.12          3rd         0.47         0.26
     4th          0.85         0.44          4th         0.52         0.08

         As of November 20, 2002, there were approximately 400 record holders of ASDG's Common Stock and the closing bid price of the Common Stock was $0.20 per share. The Company has never paid dividends with respect to its Common Stock.

CHANGE IN CONTROL, BUSINESS COMBINATIONS AND ANTI-TAKEOVER PROVISIONS

          Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits certain transactions between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested stockholder," unless the bylaws or certificate of incorporation of the corporation contains a provision expressly electing not to be governed by
Section  203 of the DGCL.  ASDG has  expressly  elected  not to be  governed  by
Section 203 in its Certificate of Incorporation.

          Article VII(a) of ASDG's Certificate of Incorporation, as amended, provides that, subject to the rights of holders of any series of preferred stock, once ASDG's Common Stock has been registered under the Exchange Act (which it has), (i) any action required or permitted to be taken by ASDG's shareholders must be effected at an annual or special meeting of shareholders and may not be effected by written consent, (ii) special meetings of shareholders may only be called by resolution of the board of directors adopted by a majority of the directors then in office or by ASDG's chief executive officer, and (iii) advance notice of shareholder nominations for directors and business to be brought before the annual meeting of shareholders shall be given in the manner specified in ASDG's bylaws. These provisions may have an anti-takeover effect.

          Article VII(c) of ASDG's Certificate of Incorporation, as amended, generally prohibits directors from being removed without cause, except that if holders of a class or series of stock are entitled by the Certificate of Incorporation, as amended, to elect one or more directors, such director(s) may be removed without cause by a vote of holders of a majority of the outstanding shares in that class. This provision may have an anti-takeover effect.

                                THE DISTRIBUTION
SELLING SHAREHOLDERS

         The following table sets forth (i) the names of each Selling Shareholder; (ii) the number of shares of ASDG Common Stock beneficially owned by each Selling Shareholder prior to the offering; (iii) the number of shares of ASDG Common Stock offered by each Selling Shareholder pursuant to this prospectus; and (iii) the amount and percentage of ASDG Common Stock to be owned by each Selling Shareholder after the offering is complete.


                                        NUMBER OF SHARES                          NUMBER OF
                                        OF COMMON STOCK                             SHARES           PERCENTAGE OF
                                        COMMON STOCK           NUMBER OF        OF COMMON STOCK         SHARES
                                        BENEFICIALLY           SHARES OF         BENEFICIALLY         BENEFICIALLY
                                        OWNED BEFORE         COMMON STOCK       OWNED AFTER THE     OWNED AFTER THE
NAME OF BENEFICIAL OWNER                 THE OFFERING           OFFERED            OFFERING            OFFERING
------------------------------------- -------------------- ------------------- -------------------- ------------------
UCI/NFI Affiliates                          5,864,333 (1)       5,264,333 (1)         600,000 (1)           0.9%
William Carroll                             3,483,633 (2)       3,483,633 (2)           0                   0.0%
National Financial, Inc.                    1,720,000           1,720,000               0                   0.0%
Universal Consultants, Inc.                 1,713,633           1,713,633               0                   0.0%
Yvonne M. Hines                             2,475,700 (3)       2,475,700 (3)           0                   0.0%
TNR Development  Company                       25,000              25,000               0                   0.0%
William E. Heldman                          3,280,000 (4)       2,680,000 (4)         600,000               0.9%
Apex One, Inc.                                 25,000              25,000               0                   0.0%
Apollo One, Inc.                               50,000              50,000               0                   0.0%
Certified One, Inc.                            40,000              40,000               0                   0.0%
Dylan's Dancehall, Inc.                       415,000             415,000               0                   0.0%
Prestige Financial, Inc.                      100,000             100,000               0                   0.0%
Silver County Financial, Inc.                  60,000              60,000               0                   0.0%
Theodore Richard Neil Gellert                 250,000             250,000               0                   0.0%
Larry and Marcella Cossio                     897,495             897,495               0                   0.0%
Gregg R. Mulholland (5)                     1,898,583             600,000           1,298,583               2.1%
Dale Paisley (6)                              175,000             175,000               0                   0.0%
William R. Fairbanks (7)                   45,643,244 (11)      3,692,300 (12)     41,950,994  (13)        65.3%
Red Oak Limited Partnership (8)             6,073,459             600,000           5,473,459               8.6%
Int'l Mgt. Assoc., Inc.  (9)                   92,300              92,300               0                   0.0%
Douglas L. Brown (10)                       5,153,516 (14)        692,300 (15)      4,461,216               7.0%
------------------------------------- -------------------- ------------------- -------------------- ------------------
Total                                      60,229,871          11,919,128          48,310,743              76.3%

(1) Includes (a) 1,713,633 shares beneficially owned by Universal Consultants, Inc., a Nevada corporation ("UCI"), (b) 1,720,000 shares beneficially owned by National Financial, Inc., a Nevada corporation ("NFI"), (c) 755,700 shares owned directly by Yvonne M. Hines, (d) 1,400,000 shares owned directly by William E. Heldman pre-offering and 800,000 of such shares post-offering, (e) 25,000 shares beneficially owned by Apex One, Inc., a Nevada corporation ("Apex One"), (f) 50,000 shares beneficially owned by Apollo One, Inc., a Nevada corporation ("Apollo One"), (g) 40,000 shares beneficially owned by Certified One, Inc., a Nevada corporation ("Certified One"), (h) 100,000 shares beneficially owned by Prestige Financial, Inc., a Nevada corporation ("Prestige"), and (i) 60,000 shares beneficially owned by Silver County Financial, Inc., a Nevada corporation ("Silver County").

(2) Includes (a) 1,713,633 shares beneficially owned by UCI, of which Mr. Carroll is a director and 50% shareholder, (b) 1,720,000 shares beneficially owned by NFI, of which Mr. Carroll is a director and 25% shareholder and (c) 50,000 shares beneficially owned by Apollo One, Inc., a Nevada corporation ("Apollo One") of which Mr. Carroll is a President. Mr. Carroll has informed ASDG that he disclaims beneficial ownership of all other shares set forth in the table above.

(3) Includes (a) 1,720,000 shares beneficially owned by NFI, of which Ms. Hines is an officer, director, and 50% shareholder and (b) 755,700 shares held directly or through a broker by Ms. Hines. Ms. Hines has informed ASDG that she disclaims beneficial ownership of all other shares set forth in the table above.

(4) Includes (a) 1,720,000 shares beneficially owned by NFI, of which Mr. Heldman is an officer, director, and 25% shareholder, (b) 100,000 shares beneficially owned by Prestige of which Mr. Heldman is President, (c) 60,000 shares beneficially owned by Silver County of which Mr. Heldman is President and (d) 1,400,000 shares held directly by Mr. Heldman. Mr. Heldman has informed ASDG that he disclaims beneficial ownership of all other shares set forth in the table above.

(5) Mr. Mulholland was the Chairman and Chief Executive Officer of the Company and its largest individual shareholder from December 29, 1999 to May 17, 2002. The share number includes 875,000 shares held of record by Mr. Mulholland but placed in escrow to secure Mr. Mulholland's obligations under the Mulholland Guarantee. See "Certain Relationships and Related
     Transactions - ASDG Acquisition of Paintball Incorporated - Mulholland Guaranty and -- Joint Escrow Agreement."

(6) Mr. Paisley was a consultant of ASDG prior to its acquisition of Paintball Incorporated in May of 2002.

(7)  Mr. Fairbanks  is  the  Chairman,  President,   Chief  Executive   Officer,
     Assistant Secretary, and Assistant Treasurer and a director of ASDG.

(8) Mr. Fairbanks and his wife are the general partners of Red Oak Limited Partnership.

(9) Mr. Fairbanks is the President and a director and 70% shareholder of International Management Associates, Inc. ("IMA"). Mr. Brown is the Vice President and Secretary and a director and 30% shareholder of IMA.

(10) Mr. Brown is the Vice President, Secretary and Treasurer and a director of ASDG.

(11) Includes 6,073,459 shares held by Red Oak Limited Partnership and 92,300 held by IMA.

(12) Includes 600,000 shares to be sold by Red Oak Limited Partnership and 92,300 to be sold by IMA.

(13) Includes 5,473,459 shares held by Red Oak Limited Partnership.

(14) Includes 92,300 shares held by IMA.

(15) Includes 92,300 shares to be sold by IMA.

 MATERIAL RELATIONSHIPS WITH THEODORE RICHARD NEIL GELLERT, PAINTBALL GAMES OF
                 DALLAS, INC. & POWER PAINTBALL PRODUCTS, INC.

     On April 17, 2000, the Company's subsidiary Paintball Incorporated acquired certain of the assets of Paintball Games of Dallas, Inc. and Power Paintball
Products, Inc., both Texas corporations. The purchase price was $696,847, comprised of a cash payment of $119,015, forgiveness of accounts receivable due to Paintball Incorporated of $238,917, and a note payable to Paintball Games of Dallas, Inc. and Power Paintball Products, Inc., jointly, in the original principal amount of $338,915 maturing on May 1, 2003 bearing interest at a rate of 7.5% per annum. The note was secured by a lien on inventory of Paintball Incorporated having a fair market value equal to 110% of the outstanding obligations under the note. The note provided that, in the event that the common stock of Paintball Incorporated became publicly traded before the note was paid in full, the creditors could elect to convert all or part of the outstanding balance on the note into Paintball Incorporated common stock based on current fair value of the stock. The note remains outstanding with an unpaid balance of approximately $102,000.

     In connection with the acquisition, Theodore Richard Neil Gellert, the principal shareholder of Paintball Games of Dallas, Inc. and Power Paintball Products, Inc. entered into an employment agreement with Paintball Incorporated. The employment agreement had an initial term of 2 years and provided Mr. Gellert with a salary of $80,000 per year, Paintball Incorporated's normal employee benefits, health insurance for Mr. Gellert's wife and children, a $500 per month vehicle allowance and a commission equal to 20% of the net profit actually received by Paintball Incorporated on sales of the Scorpion paintball gun marketed by Mr. Gellert. The employment agreement also provides that in the event that Paintball Incorporated becomes a public company under Section 12 or 15 of the Exchange Act while Mr. Gellert is employed by Paintball Incorporated, upon consummation of Paintball Incorporated becoming a public company, Paintball Incorporated shall issue to Mr. Gellert $100,000 of common stock of Paintball Incorporated. The employment agreement contains customary confidentiality and non-competition provisions. Mr. Gellert's employment with Paintball Incorporated was terminated in October 2001 prior to the expiration of his employment agreement. Pursuant to a termination agreement, Mr. Gellert agreed to serve as a consultant to Paintball Incorporated through April 17, 2002 for a lump sum payment of $20,000 plus payment of his health insurance premiums through April 30, 2002. The obligation of Paintball Incorporated to issue $100,000 of its common stock to Mr. Gellert described above was reduced to $50,000. Paintball Incorporated also released all of its rights to the trade names "Paintball Games of Dallas" and "Paintball Games" to Mr. Gellert. Mr. Gellert entered into a Stock Subscription Agreement with ASDG dated November 21, 2002 providing for the issuance of 250,000 shares of Common Stock to Mr. Gellert to satisfy any obligation of Paintball Incorporated to issue $50,000 worth of stock to Mr. Gellert, and these shares are included in the shares to which this Prospectus pertains.

          Also in connection with the acquisition, Paintball Incorporated entered into an agreement to lease its Texas warehouse and retail space from Shield Building Services, Inc., an affiliate of Ted Gellert. The lease covers 20,200 square feet, has a three year term expiring in March 2003, and provides for monthly rent of approximately $5420.00. The lease gives Paintball Incorporated an option to buy the leased premises and a right-of-first-refusal in the event the landlord receives an offer to purchase the leased premises.

          MATERIAL RELATIONSHIPS WITH LARRY AND MARCELA COSSIO

          On July 11, 2001, Paintball Incorporated acquired certain assets of Cossio Enterprises, Inc., doing business as National Paintball Association and Warrior Sports Gear. The purchase price was $302,334, comprised of a cash payment of $122,835 and two notes payable jointly to Larry and Marcela Cossio, the owners of Cossio Enterprises, Inc., in the principal amounts of $75,000 and $104,499. The principal amounts of the notes were payable in lump sums on October 11, 2001 and October 11, 2002, respectively. The notes bore interest at a rate of 7% per annum payable monthly. The principal amounts of the notes were not paid at maturity, and Paintball Incorporated continued to pay monthly interest. The notes provided that, in the event that the common stock of Paintball Incorporated became publicly traded before the notes were paid in full, the creditors could elect to convert all or part of the outstanding balance on the notes into Paintball Incorporated common stock based on current fair value of the stock. Pursuant to a Stock Subscription Agreement dated November 12, 2002, the creditors agreed to purchase 897,495 shares of the Company's Common Stock at a price of $0.20 per share in exchange for the $179,499.00 outstanding aggregate principal balance of the notes. The Company agreed to register the resale of such shares by December 18, 2002, and these shares are included in the shares offered by this Prospectus.

          In connection with the asset purchase, Paintball Incorporated's subsidiary ILM, Inc. entered into an employment agreement with Larry Cossio pursuant to which Mr. Cossio is employed as the President of ILM, Inc. with an annual salary of $99,600 per year and an annual bonus equal to 10% of the net operating profit of the division that includes ILM, Inc. The employment agreement also entitled Mr. Cossio to Paintball Incorporated's normal employee benefits, reimbursement of $5,000 of moving expenses, and an expense allowance of $700 per month. The original term of the agreement expires in 2006 and will automatically renew yearly until terminated by either party. Either party may terminate the agreement early at will, but Paintball Incorporated will be liable for severance pay equal to Mr. Cossio's base salary for the duration of the original term, payable in bi-weekly increments, if Paintball Incorporated terminates Mr. Cossio's employment without cause. The employment agreement contains customary confidentiality and non-competition provisions. Marcella Cossio entered in a confidentiality and non-competition agreement with Paintball Incorporated restricting her right to sell commercial and personal insurance policies.

          OTHER MATERIAL RELATIONSHIPS WITH SELLING SHAREHOLDERS

         For a description of other material relationships between the Selling Shareholders and ASDG and its predecessors and affiliates in addition to those described in the notes to the preceding table, see "Certain Relationships and Related Transactions" and "Management" above, which discussions are incorporated herein by reference.

PLAN OF DISTRIBUTION

         The Selling Shareholders may offer to sell their shares from time to time in the over-the-counter market, on any exchange on which the shares may hereafter be listed, or in negotiated transactions at prevailing market prices or at negotiated prices. Some or all of the Selling Shareholders may also sell their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that such Selling Shareholders comply with all applicable requirements under the Rule.

         The Selling Shareholders may use broker-dealers to sell their shares, who may receive commissions from the Selling Shareholders or from purchase of the shares. The Selling Shareholders and any broker-dealers who act in connection with the sale of the shares may be deemed to be statutory underwriters under the Securities Act. Any commissions received by such broker-dealers and profit on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         ASDG has informed the Selling Shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended ("Regulation M"), may apply to their sales in the market. With certain exceptions, Regulation M precludes any Selling Shareholder, any affiliated purchaser, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bid or purchase made in order to stabilize the price of a security in connection with an offering.

         ASDG will pay all costs relating to the preparation of this prospectus and the registration of common stock hereunder. The Selling Shareholders will pay all commissions and other fees payable to broker-dealers in connection with any sale of Common Stock by them.

         ASDG has not been informed that any of the Selling Shareholders will engage in passive market-making as permitted by Rule 103 of Regulation M and believes that none of the Selling Shareholders meet the requirements to engage in passive market-making as permitted by Rule 103 of Regulation M.

USE OF PROCEEDS

         ASDG will not receive any proceeds from the sale of the shares of Common Stock received by the Selling Shareholders. If, and when, the Selling Shareholders actually sell their shares, the proceeds from such sale shall belong to the Selling Shareholders and be used for such purposes as they determine in their independent judgment.

DETERMINATION OF OFFERING PRICE

         ASDG's common stock is traded on the Over-The-Counter Bulletin Board. The Selling Shareholders may, in their sole discretion, sell all or part of their shares in the over-the-counter market from time to time at the prevailing market price, which is likely to be the bid price for ASDG's common stock on the applicable sale date, or in private transaction at negotiated prices.

                                 INDEMNIFICATION

         Article 10 of ASDG's Certificate of Incorporation, as amended ("Certificate of Incorporation"), Article VII of ASDG's Bylaws and Section 145 of the Delaware General Corporate Law (the "DGCL") all provide for indemnification by ASDG of its officers and directors and permit ASDG to maintain insurance to protect its officers and direct

         Section 145 of the DGCL generally gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (an "Indemnity") against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement if the person to be indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to a criminal action, the person had no reasonable cause to believe was not unlawful). With respect to actions brought by or in the right of the corporation, such persons are not entitled to indemnification unless the applicable court so determines. To the extent the Indemnitee is successful in his defense, the corporation is required to indemnify him for his expenses actually incurred, including reasonable attorneys' fees. Indemnification must be approved by a majority of directors not involved in the proceeding or a committee of independent directors (or by independent legal counsel if there are no such directors) or by the stockholders. The corporation may advance expenses to the Indemnitee if the Indemnitee gives an undertaking to repay advances if it is ultimately determined that the indemnitee is not entitled to the indemnification. The DGCL permits a corporation to purchase insurance coverage for Indemnitees against liability asserted against such person incurred by such person in any capacity or arising out of such person's status regardless of whether the corporation is allowed to indemnify such person.

         Article 10 of ASDG's Certificate of Incorporation generally provides that if any officer or director is made a party to, or threatened to be made a party to or otherwise involved in, any action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he or she was an officer or director or serving as an officer or director of another company at ASDG's request, then that officer or director shall be indemnified to the fullest extent permitted by the Delaware General Corporation Law. The indemnification continues after the indemnitee ceases to be an officer or director. The Certificate of Incorporation requires ASDG to advance expenses of officers and directors incurred in defending proceedings provided the indemnitee undertakes in writing to repay all amounts advanced if an unappealable adjudication determines the indemnitee is not entitled to indemnification for such expenses. The right to indemnification in the Certificate of Incorporation is not exclusive.

         Article VII of ASDG's Bylaws ("Bylaws") generally require ASDG to indemnify any person who was or is an officer or director of ASDG to the fullest extent permitted by applicable law against all costs and liabilities, including fines and attorneys fees, arising out of his or her status as an officer or director. The Bylaws authorize ASDG to advance expenses provided the officer or director provides an undertaking to repay the advances if it is ultimately determined that the person is not entitled to be indemnified. ASDG's Bylaws permit ASDG to maintain insurance to protect ASDG and its officers and directors against fines, liabilities, costs and expenses. The right to indemnification in the Bylaws is not exclusive.

         The Share Exchange Agreement dated May 16, 2002 by and between ASDG and William R. Fairbanks, Red Oak Limited Partnership and Douglas L. Brown (the "Old Paintball Shareholders") requires ASDG to indemnify, to the maximum extent permitted by applicable law, the Old Paintball Shareholders against losses and liability arising in connection with alleged untrue statements of material fact or material omissions of information concerning ASDG in any statement and application made to any governmental agency in connection with the transactions contemplated in the Share Exchange Agreement or provided or made to any Old Paintball Shareholder. Mr. Fairbanks is the Chairman, President, Chief Executive Officer, Assistant Secretary, Assistant Treasurer and controlling shareholder of ASDG. Mr. Brown is the Vice President, Secretary and Treasurer of ASDG. Mr. Fairbanks and Mr. Brown are the sole directors of ASDG.

         Insofar as indemnification of liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the forgoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                     EXPERTS

         The consolidated balance sheets of the Company as of December 31, 2001 and December 31, 2000 and the consolidated income statements, statements of shareholders' equity and statements of cash flows of the Company for each of the years in the three year period ended December 31, 2001 have been included in this Prospectus in reliance upon the report of Merdinger, Fruchter, Rosen & Company, P.C., independent certified public accountants, which is also included in this Prospectus, and upon the authority of such firm as experts in accounting and auditing.


                  ADDITIONAL INFORMATION AVAILABLE FROM THE SEC

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Pursuant to the provisions of the Exchange Act, the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (such as the Company) at http://www.sec.gov.

          The Company has filed with the SEC a Registration Statement (which shall include any amendments thereto) on Form SB-2 under the Securities Act with respect to the Shares offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement and the annexes and schedules thereto are available for inspection and copying as set forth in the preceding paragraph. For further information with respect to the Company and the Shares offered by this Prospectus, reference is hereby made to the Registration Statement, including the annexes and schedules thereto.

                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
                                AND SUBSIDIARIES

                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                        DECEMBER 31, 2001, 2000 AND 1999

                                       And

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                         FOR THE NINE MONTH PERIOD ENDED
                               SEPTEMBER 30, 2002

                        INDEX TO THE FINANCIAL STATEMENTS

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

          Independent Auditor's Report                                F-1

          Consolidated Balance Sheets                                 F-2

          Consolidated Income Statements                              F-3

          Consolidated Statements of Stockholders' Equity             F-4

          Consolidated Statements of Cash Flows                       F-5

          Notes to the Consolidated Financial Statements              F-6


UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002

          Consolidated Balance Sheets                                 F-16

          Consolidated Income Statements                              F-17

          Consolidated Statements of Cash Flows                       F-18

          Notes to the Consolidated Financial Statements              F-19

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
 AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

                                   MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  Certified Public Accountants

New York, New York
March 1, 2002, except for
Note 16 as to which the
date is May 17, 2002.


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

       ASSETS                                                                                     2001                2000
                                                                                              ------------        ------------
Current assets
    Cash and cash equivalents                                                                 $    304,239        $    241,787
    Accounts receivable                                                                          2,607,121           1,451,273
    Other receivables - employees                                                                   27,247              27,960
    Recoverable income taxes                                                                        84,419               3,862
    Note receivable                                                                                 30,000                   -
    Loans receivable - related parties                                                              95,554               9,366
    Prepaid expenses                                                                               150,360              49,732
    Inventory                                                                                    2,311,065           2,961,219
                                                                                              ------------        ------------
       Total current assets                                                                      5,610,005           4,745,199

Property and equipment, at cost, net of accumulated depreciation and
  amortization of $579,578 and $397,535, respectively                                              601,864             671,205
Goodwill, net of accumulated amortization of $69,952 and $35,347, respectively                     529,112             403,717
Other intangibles, net of accumulated amortization of $25,350 and $-0-, respectively               241,150              79,000
Note receivable                                                                                          -              27,083
Due from affiliates                                                                                      -             223,167
Other assets                                                                                        53,060              20,026
                                                                                            --------------      --------------
       TOTAL ASSETS                                                                          $   7,035,191       $   6,169,397
                                                                                            ==============      ==============

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Bank line of credit                                                                        $ 1,086,074        $    633,074
    Accounts payable and accrued expenses                                                        4,164,863           3,450,029
    Due to affiliate                                                                               247,577             141,643
    Notes payable - current portion                                                                649,876             337,786
                                                                                            ---------------     --------------
       Total current liabilities                                                                 6,148,390           4,562,532

Notes payable, less current portion                                                                 64,924             560,572
                                                                                            --------------      --------------
       Total liabilities                                                                         6,213,314           5,123,104
                                                                                            --------------      --------------

Commitments and contingencies                                                                            -                   -

Stockholders' equity
    Preferred Stock - no par value, authorized 20,000,000 shares;
       -0- shares issued                                                                                 -                   -
    Common Stock - $0.001 par value, authorized 50,000,000 shares;
      5,948,295 shares issued and outstanding                                                        5,948               5,948
    Additional paid-in capital                                                                     216,485             216,485
    Retained earnings                                                                              599,444             823,860
                                                                                            --------------      --------------
  Total stockholders' equity                                                                       821,877           1,046,293
                                                                                            --------------      --------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 7,035,191         $ 6,169,397
                                                                                            ==============      ==============


The accompanying notes are an integral part of these consolidated financial statements.



            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                                               2001             2000              1999
                                                                         ---------------   ---------------   --------------

Net sales                                                                   $ 23,496,789      $ 25,688,906     $ 24,868,882

Cost of sales                                                                 19,283,966        20,489,705       20,048,018
                                                                         ---------------   ---------------   --------------

Gross profit                                                                   4,212,823         5,199,201        4,820,864

Selling, general and administrative expenses                                   4,755,295         5,097,657        4,240,858
                                                                         ---------------   ---------------   --------------

(Loss) income from operations                                                   (542,472)          101,544          580,006

Other income (expense)
    Interest expense, net                                                       (125,544)         (139,331)         (70,082)
    Gain on sale of assets                                                             -                 -           50,508
    Assignment of logo                                                           300,000                 -                -
    Loss on investments                                                                -            (4,925)               -
    Other income                                                                   3,300            10,178            4,800
                                                                        ----------------   ---------------   --------------

(Loss) income before income taxes                                               (364,716)          (32,534)         565,232

Income taxes                                                                    (140,300)          (12,339)         219,200
                                                                        -----------------  ----------------  --------------

Net (loss) income                                                         $     (224,416)    $     (20,195)    $    346,032
                                                                        =================  ================  ==============


Net (loss) income per common share
    Basic and diluted                                                     $       (0.04)    $       (0.00)     $      0.06
                                                                        ================   ===============  ===============

Weighted average shares outstanding                                            5,948,295         5,948,295        5,948,295
                                                                        ================   ===============  ===============





The accompanying notes are an integral part of these consolidated financial statements.


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999






                                                    Common Stock                Additional                              Total
                                           -------------------------------       Paid-In          Retained            Stockholders'
                                              Shares             Amount          Capital          Earnings              Equity
                                           -------------     -------------     -----------    --------------       ---------------

Balance at January 1, 1999                     5,948,295     $       5,948     $   216,485    $     498,023          $    720,456


Net income for the year ended
 December 31, 1999                                     -                 -               -          346,032               346,032
                                           --------------    -------------     -----------     ------------          ------------


Balance at December 31, 1999                    5,948,295            5,948         216,485          844,055             1,066,488


Net loss for the year ended
 December 31, 2000                                     -                  -               -        ( 20,195)             ( 20,195)
                                           --------------    --------------    ------------    -------------        -------------

Balance at December 31, 2000                   5,948,295             5,948          216,485         823,860             1,046,293


Net loss for the year ended
 December 31, 2001                                      -                -                 -       (224,416)            (224,416)
                                           --------------    -------------     -------------   -------------        -------------


Balance at December 31, 2001                    5,948,295      $     5,948       $   216,485   $    599,444         $    821,877
                                           ==============    =============     =============   ============         ============



The accompanying notes are an integral part of these consolidated financial statements.


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                                  2001             2000            1999
                                                                            ------------       ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income                                                       $ (  224,416)    $(     20,195)     $   346,032
    Adjustments to reconcile net (loss) income to
     net cash provided by operating activities
       Depreciation and amortization                                             253,126           199,245          135,507
       Gain on sale of fixed assets                                                    -                 -      (    50,508)
       Bad debt expense                                                           85,377            94,505          101,374
       Loss on investments                                                             -             4,925                -
    Changes in certain assets and liabilities:
       (Increase) in accounts receivable                                      (1,241,225)      (   157,725)     (   471,562)
       (Increase) decrease in other receivables                               (   85,475)           67,964      (   100,903)
       (Increase) in recoverable income taxes                                 (   80,557)      (     3,862)               -
       (Increase) decrease in inventory                                          691,989       (   142,631)     (   852,286)
       (Increase) in prepaid expenses                                         (  130,628)      (     7,077)     (     5,953)
       (Increase) decrease in due from affiliates                                223,167            44,113      (   267,280)
       (Increase) in other assets                                             (   33,034)      (    10,492)     (     9,534)
       Increase in accounts payable and accrued expenses                         714,834           788,274        1,178,503
       Increase in due to affiliate                                              105,934            31,866                -
       (Decrease) in income taxes payable                                              -       (   180,637)     (     1,051)
                                                                          --------------      ------------     ------------
Total cash provided by operating activities                                      279,092           708,273            2,339
                                                                          --------------      ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                                  (   93,267)      (   219,727)     (   221,306)
    Proceeds from sale of fixed assets                                                                   -           50,508
    Cash paid for acquisition                                                 (  122,835)      (   119,015)               -
    Acquisition of domain name                                                (   91,500)      (    79,000)               -
    Decrease in investment, at cost                                                    -             2,575                -
    Decrease in notes receivable                                                  27,083                 -            2,917
                                                                          --------------      ------------    -------------
Total cash used by investing activities                                       (  280,519)      (   415,167)     (   167,881)
                                                                          --------------      ------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds under bank line of credit                                         7,103,000         8,774,000        4,406,000
    Payments under bank line of credit                                        (6,650,000)       (8,620,458)      (3,926,468)
    Repayment of notes payable                                                (  389,121)       (  348,493)      (  303,420)
    Proceeds from notes payable                                                        -                 -           35,000
                                                                          --------------      ------------     ------------
Total cash (used) provided by financing activities                                63,879        (  194,951)         211,112
                                                                          --------------      ------------     ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                         62,452            98,155           45,570
CASH AND CASH EQUIVALENTS - beginning of year                                    241,787           143,632           98,062
                                                                          --------------      ------------     ------------
CASH AND CASH EQUIVALENTS - end of year                                   $      304,239       $   241,787     $    143,632
                                                                          ==============      ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
    Cash paid during the year for:
    Interest Expense                                                      $      127,528       $   106,779      $    76,467
                                                                          ==============       ===========      ===========
    Income Taxes                                                          $          547       $   174,442      $   215,639
                                                                          ==============       ===========      ===========


The accompanying notes are an integral part of these consolidated financial statements.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Basis of Presentation
              ---------------------
              The accompanying financial statements include the accounts of American Sports Development Group, Inc., formerly National Paintball Supply Co., Inc., and Subsidiaries (the "Company"), incorporated under the laws of the State of South Carolina on November 14, 1989 and its wholly owned subsidiaries:

                  a) PaintballGames.com,  Inc.  ("PbGames"), incorporated  under the laws of the State of South  Carolina  on June 19, 2000.

                  b) ILM, Inc. ("ILM"), incorporated under the laws of the State of South Carolina on June 4, 2001.

                  c) Paintball  Incorporated ("Paintball,  Inc."),  incorporated under the laws of the State of South Carolina on November 8, 2001.

                  All significant intercompany accounts and transactions have been eliminated in consolidation.

                  Line of Business
                  ----------------
                  The Company is a wholesaler of equipment and supplies used in the paintball game industry. Sales are made to retailers throughout the United States, as well as Europe. The Company also operates retail stores in Greenville, South Carolina, Paramount, California, and Irving, Texas. ILM is an independent insurance agent representing several insurance companies/brokers who insure mostly paintball fields, stores, distributors and manufacturers. ILM is also a wholesaler of paintball related soft goods products.

                  Use of Estimates
                  ----------------
                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  Fair Value of Financial Instruments
                  -----------------------------------
                  The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of these instruments. The amounts shown for notes payable and line of credit approximate fair value since the interest rates are at fair market value.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Long-Lived Assets
                  -----------------
                  Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recovery of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the cost to sell.

                  Stock-Based Compensation
                  ------------------------
                  Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the instrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                  Revenue Recognition
                  -------------------
                  The Company recognizes revenue upon shipment of its products. Revenue includes shipping and handling charge to customers. Revenue from broker commission and association dues are recognized when premiums are billed to clients.

                  Cost of Sales
                  -------------
                  Cost of sales consists primarily of purchased products. Other costs include freight and shipping costs.

                  Earnings Per Share
                  ------------------
                  SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

                  The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. During the periods presented, the Company had no potentially dilutive securities outstanding.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Earnings Per Share (continued)
                  ------------------------------
                  On October 12, 2000, the Company effected a 108.86 for 1 stock split. On January 31, 2001, the Company effected a 1 for 2.57 reverse split. The net effect of these splits was an effective
                  42.37 for 1 stock split. All shares and per share amounts have been retroactively restated to reflect this stock split.

                  Cash and Cash Equivalents
                  -------------------------
                  The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

                  Accounts Receivable
                  -------------------
                  The  Company   provides  for  losses  and  future  returns  by
                  utilizing the reserve method. The balances in these reserves are determined by management and considered adequate.

                  Inventory
                  ---------
                  The Company's inventory is valued at the lower of cost or market, determined by the first-in, first-out method.

                  Property and Equipment
                  ----------------------
                  Property and equipment is stated at cost. Depreciation and amortization is computed using the straight-line method. The estimated useful lives of the assets are as follows:

                    Leasehold improvements             39 years or life of lease
                    Automobiles                        5 years
                    Furniture, Fixtures and Equipment  5 to 7 years

                  The costs of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon the sales or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in operations.

                  Intangible Assets
                  -----------------
                  Intangible assets consist of goodwill, domain names and customer lists. Goodwill, which represents the excess of acquisition cost over the net assets acquired in a business combination, is amortized on the straight-line method over 15 years. Management reviews, on an annual basis, the carrying value of goodwill in order to determine whether an impairment has occurred. Impairment is based on several factors including the Company's projection of future undiscounted operating cash flows. If an impairment of the carrying value were to be indicated by this review, the Company would adjust the carrying value of goodwill to its estimated fair value. Domain names and customer lists are being amortized on a straight-line basis over a period of 10 and 5 years, respectively.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Intangible Assets (continued)
                  -----------------------------
                  Should events or circumstances occur subsequent to the acquisition of intangibles which bring into question the realizable value or impairment of the related intangible asset, the Company will evaluate the remaining useful life and balance of the intangible asset and make adjustments, if required. The Company's principal consideration in determining an impairment includes the strategic benefit to the Company of the particular asset as measured by undiscounted current and expected future operating income of that specified group of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related intangible asset exceeds the fair value of that intangible asset as determined by discounted cash flows.

                  Investments
                  -----------
                  Investments in certain companies in which the Company owns a 20% or less interest are accounted for under the cost method. Investments in companies in which the Company has a 20% to 50% interest are carried at equity, adjusted for the Company's proportionate share of their undistributed earnings or losses. Advances and distributions are charged and credited directly to the investment account.

                  Income Taxes
                  ------------
                  Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

                  Advertising Costs
                  -----------------
                  Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising, if any, are capitalized and amortized over the period during which future benefits are expected to be received. The Company had no direct-response advertising during the periods presented.

                  Concentration of Credit Risk
                  ----------------------------
                  The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Comprehensive Income
                  --------------------
                  SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. At December 31, 2001, 2000 and 1999, the Company had no items that represent other comprehensive income and, therefore, has not included a schedule of comprehensive income in the financial statements.

                  Sales Incentives and Allowances
                  -------------------------------
                  The Company provides sales incentives and allowances to certain of its customers, computed as a percentage of sales. These incentives and allowances are classified as a reduction of revenue at the time the related revenue is recognized.

                  Recent Accounting Pronouncements
                  --------------------------------
                  In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

                  SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 142 effective January 1, 2002, will result in the elimination of approximately $73,587 of annual amortization ($59,954 of amortization expense was recorded during the year ended December 31, 2001). The Company does not expect to recognize any impaired goodwill as of January 1, 2002.

                  In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued, which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  Recent Accounting Pronouncements (continued)
                  --------------------------------------------
                  In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

NOTE 2 -      PROPERTY AND EQUIPMENT

                  Property and equipment is summarized as follows:

                                                                    December 31,
                                                            ------------------------------
                                                                2001              2000
                                                            -------------     -----------
                  Leasehold improvements                    $   162,396       $   153,872
                  Automobiles                                   261,359           186,674
                  Furniture, fixtures and equipment             757,687           728,194
                                                            -------------     -----------
                                                              1,181,442         1,068,740
                  Less:  accumulated depreciation
                   and amortization                             579,578           397,535
                                                            -------------     -----------
                                                            $   601,864       $   671,205
                                                            =============     ===========

                  The property and equipment is pledged as collateral for a line of credit with SouthTrust Bank (see Note 7).

                  Depreciation and amortization expense for the years ended December 31, 2001, 2000 and 1999 was $193,171, $176,398 and
                  $125,507, respectively.

                  During 1999, the Company sold a motor home for cash proceeds of $50,508. The assets were fully depreciated and a gain has been recorded for the full amount of the proceeds.

NOTE 3 -      NOTE RECEIVABLE

                  On September 10, 2001, the Company entered into an agreement with a competitor to sell the "National Paintball Supply" and other logos for $300,000. The Company received $150,000 pursuant to the execution of this agreement and the remainder of $150,000 was received in five equal installments of $30,000 starting September 30, 2001. At December 31, 2001, the balance due from the competitor was $30,000.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 3 -      NOTE RECEIVABLE (Continued)

                  During 1998, the Company sold land for $10,000 cash and a note receivable in the amount of $30,000, for an aggregate selling price of $40,000, the book value. No gain or loss was recorded in the financial statements. The Company was to receive 48 monthly installments of $500, including interest, commencing on January 15, 1999 and a balloon payment of $10,000 at January 15, 2003. On February 6, 2001, the Company reacquired the land pursuant to default of the note receivable and foreclosure on the property. The balance of this note at December 31, 2000 was $27,083 and has been included in the financial statements as a non-current asset. At December 31, 2001, the value of the land is included in "other assets" on the balance sheet.

NOTE 4 -      ACQUISITIONS

                  On April 30, 2000, the Company acquired certain assets of Paintball Games of Dallas, Inc. ("PGD"). The purchase price was $696,847, comprised of a cash payment of $119,015, forgiveness of accounts receivable due the Company from PGD of $238,917, and a note payable of $338,915. The estimated fair value of assets acquired is as follows:

                     Inventory                   $   363,845
                     Fixed assets                     43,938
                     Goodwill                        289,064
                                                ------------
                                                 $   696,847
                                                ============

                  On July 11, 2001, the Company acquired certain assets of National Paintball Association and Warrior Sports Gear. The purchase price was $302,334, comprised of a cash payment of $122,835 and a note payable of $179,499. The estimated fair value of assets acquired is as follows:

                     Inventory                  $    41,835
                     Fixed assets                     4,499
                     Goodwill                       160,000
                     Domain name                     20,000
                     Customer list                   76,000
                                                -----------
                                                $   302,334
                                                ===========

                  All acquisitions have been accounted for as purchases and the results of operations of the acquired businesses are included in the financial statements from the dates of acquisition. The following represents the unaudited pro forma results of operations as if the above-noted business combinations had occurred at the beginning of the respective year in which the companies were acquired, as well as at the beginning of the preceding year:

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 4 -      ACQUISITIONS (Continued)

                                                                2001              2000               1999
                                                            ----------------  ---------------   ---------------
                  Net sales                                 $                 $   26,583,272    $   28,647,231
                                                            ================  ===============   ===============
                  Net income                                $             -   $        11,800   $      357,089
                                                            ================  ===============   ===============
                  Earnings per share                        $             -   $            -    $         0.06
                                                            ================  ===============   ===============

                  The pro forma results do not represent the Company's actual operating results had the acquisitions been made at the beginning of 2001, 2000 and 1999, or the results which may be expected in the future.

                  On October 12, 2000, the Company entered into an agreement to acquire all of the issued and outstanding common stock of American Inflatables, Inc. through the issuance of approximately 1,667,575 shares of common stock. Inflatables is a publicly held company. The acquisition is subject to approval by Inflatables' shareholders. The acquisition is expected to be consummated in the year 2002 and will be accounted for as a purchase (see Note 16).

NOTE 5 -      INVENTORY

                  Inventories are summarized as follows:

                                                                December 31,
                                                         -------------------------------
                                                              2001             2000
                                                         -------------   ---------------
                     Guns                                $     446,280     $     415,880
                     Barrels                                   245,797           336,520
                     Paint                                     298,410           370,528
                     Parts and Accessories                     555,744           674,546
                     Others                                    764,834         1,163,745
                                                         -------------     -------------
                         Total                           $   2,311,065     $   2,961,219
                                                         =============     =============


                  The inventories are pledged as collateral for a line of credit with SouthTrust Bank (see Note 7).

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 6 -      INTANGIBLES

                  Intangibles consist of the following at:

                                                                        December 31,
                                                              -------------------------------
                                                                  2001             2000
                                                              ------------      -------------
                  Goodwill                                    $    599,064         $  439,064
                  Domain name                                      190,500             79,000
                  Customer list                                     76,000                  -
                                                              ------------      -------------
                                                                   865,564            518,064
                  Less:  accumulated amortization                   95,302             35,347
                                                              ------------      -------------
                                                              $    770,262         $  482,717
                                                              ============      =============


                  Amortization expense for the years ending December 31, 2001, 2000 and 1999 was $59,954, $22,847 and $10,000, respectively.

NOTE 7 -      BANK LINE OF CREDIT

                  At December 31, 2001, the Company had a $1,400,000 line of credit with SouthTrust Bank. The line of credit is payable on May 16, 2002 with interest at prime rate payable on a monthly basis. The interest rates at December 31, 2001 and 2000 were 4.75% and 9.50%, respectively. The line of credit is secured by substantially all the Company's assets and personal guarantees of the Company's officers. At December 31, 2001 and 2000, borrowings due under this line of credit were $1,086,074 and $633,074, respectively.

NOTE 8 -      NOTES PAYABLE

                  The notes payable consisted of the following at December 31,:

                                                                     2001           2000
                                                                 ------------   ------------
                  (A)SouthTrust Bank, N.A.                       $      5,528   $     53,502
                  (B)Powerball, Inc.                                        -        175,171
                  (C)Powerball, Inc.                                  329,034        375,000
                  (D)Wachovia Bank of South Carolina                   16,077         24,654
                  (E)Paintball Games of Dallas, Inc.                  160,046        270,031
                  (F)Larry and Marcela Cossio                         179,499              -
                  (G)GMAC                                              24,616              -
                                                                 ------------   ------------
                                                                      714,800        898,358
                  Less:  current portion                              649,876        337,786
                                                                 ------------   ------------
                     Total long-term notes payable               $     64,924   $    560,572
                                                                 =============  ============


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 8 -      NOTES PAYABLE (Continued)


                  Following are maturities of Notes Payable:
                  December 31,

                   2002                                         $    649,876
                   2003                                               56,960
                   2004                                                7,964
                                                                ------------
                                                                $    714,800

       (A) This represents a loan payable to SouthTrust Bank in the original amount of $160,000. The loan is due January 5, 2002 and is payable in 36 equal monthly installments of $5,006, including interest at 7.9% per annum. The note is secured by an unconditional guaranty from the officers of the Company.

       (B) On September 28, 1998, the Company issued a promissory note payable to Powerball, Inc. and Matthew E. Brown, jointly, in the original amount of $642,000. The note is given pursuant to the Company's purchase of certain assets from the creditors. The note was due September 28, 2001 and was payable in 36 equal monthly installments of $20,118, including interest at 8% per annum.

       (C) On September 28, 1998, the Company issued a promissory note payable to Powerball, Inc. and Matthew E. Brown, jointly, in the original amount of $375,000. The note was given pursuant to the Company's purchase of certain assets from the creditors. The note is due September 28, 2002 and is payable in 12 equal monthly installments of $37,621 commencing October 28, 2001, including interest from September 28, 1999 at 8% per annum. In the event that common stock of the Company becomes publicly traded before this note is paid in full, the creditors may elect to receive common stock jointly in full or partial payment of this note provided that the creditors give the Company adequate notice in accordance with the agreement. Upon conversion, the creditors would receive that number of shares of common stock with a value that equals the amount of the debt converted, based on current fair value of the stock. The Company has the right to prepay this note at any time in whole or in part without penalty.

       (D) Promissory note payable, due August 10, 2003, and bearing interest at 7.99% per annum. The note is payable in monthly installments of $856, with all unpaid interest and principal due at maturity. The note is secured by the vehicle acquired with this note.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 8 -      NOTES PAYABLE (Continued)

       (E) On April 17, 2000, the Company issued a promissory note payable to Paintball Games of Dallas, Inc. and Power Paintball Products, Inc. jointly in the original amount of $338,915. The note is given pursuant to the Company's purchase of certain assets from the creditors. The note is due May 1, 2003 and is payable in 36 equal monthly installments of $10,543 commencing June 1, 2000, including interest from May 1, 2000 at 7.5% per annum. In the event that common stock of the Company becomes publicly traded before this note is paid in full, the creditors may elect to receive common stock jointly in full or partial payment of this note, provided that the creditors give the Company adequate notice in accordance with the agreement. Upon conversion, the creditors would receive that number of shares of common stock with a value that equals the amount of the debt converted, based on current fair value of the stock. The Company has the right to prepay this note at any time in whole or in part without penalty.

       (F) On July 18, 2001, the Company issued two promissory notes payable to Larry Cossio and Marcela Cossio, jointly, in the original amounts of $75,000 and $104,499. The notes are given pursuant to the Company's purchase of certain assets from the creditors. The notes are payable in a one lump sum of $75,000 on October 11, 2001 and $104,499 on October 11, 2002,
                  including interest at 7% per annum on the unpaid balance. At December 31, 2001, the Company did not pay the balance of $75,000 due on October 11, 2001. Under the terms of the payment, the Company paid interest on a monthly basis for any unpaid balance. In the event that common stock of the Company becomes publicly traded before this note is paid in full, the creditors may elect to receive common stock jointly in full or partial payment of this note provided that the creditors give the Company adequate notice in accordance with the agreement. Upon conversion, the creditors would receive that number of shares of common stock with a value that equals the amount of the debt converted, based on current fair value of the stock. The Company has the right to prepay this note at any time in whole or in part without penalty.

       (G) Non-interest bearing note payable to GMAC in the original amount of $26,064. The note is due November 6, 2004 and is payable in 36 equal monthly installments of $724. The note is secured by the vehicle acquired with this note.

NOTE 9 -      PROFIT SHARING PLAN

                  The Company has a profit sharing plan that covers all eligible employees. Contributions to the plan are at the discretion of management. During 2001, 2000 and 1999, contributions to the plan charged to operations were $37,000, $60,000 and $70,000, respectively.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 10 -     ECONOMIC DEPENDENCY - MAJOR SUPPLIERS

                  The Company purchases a substantial portion of its goods from two suppliers. During the year ended December 31, 2001, purchases from these suppliers approximated 46%. During the years ended December 31, 2000 and 1999, the Company purchased approximately 52% and 62%, respectively, of its goods from four suppliers. At December 31, 2001 and 2000, amounts due to these suppliers included in accounts payable were $2,610,303 and $1,893,681, respectively.

NOTE 11 -     RELATED PARTIES

                  Elite Skateboards (Elite)
                  -------------------------
                  The Company owned a less than 20% interest in Elite, the balance of which is owned by an employee of the Company. Elite rented retail sales space from the Company at $200 per month. The investment of $7,500 in Elite was accounted for under the cost method. During 2000, operations ceased, Elite was dissolved and the Company received a $2,575 cash distribution. The dissolution resulted in a loss on the investment of $4,925.

                  International Management Associates, Inc. (IMA)
                  -----------------------------------------------
                  IMA is owned directly or indirectly by the Company's stockholders. The Company purchases imported paintball products from IMA's wholly owned subsidiary - Genesis Trading Corporation (see below). In addition, the Company sponsors a race car owned by Genesis racing, a division of IMA. The Company pays expenses of the car in exchange for advertising. This arrangement is pursuant to a verbal agreement and can be cancelled by either party. For the years ended December 31, 2001, 2000 and 1999, advertising expense associated with the race car was $248,107, $674,136 and $343,765, respectively.
                  There were no balances due from/to IMA and its division at December 31, 2001 and 2000.

                  Genesis Trading Corporation (Genesis)
                  -------------------------------------
                  The Company purchases a certain style of an imported paintball gun from Genesis (a wholly owned subsidiary of IMA). For the years ended December 31, 2001, 2000 and 1999, purchases of paintball guns from Genesis were $419,261, $491,150 and $300,407, respectively.

                  National Sports Marketing, Inc. (NSM)
                  -------------------------------------
                  NSM is owned by the Company's majority shareholder. There were no transactions with NSM for the years ended December 31, 2001, 2000 and 1999, except for advances to NSM of $10,000 in 1999, and repayment of $9,000 from NSM in 2000 and $1,000 in 2001.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 11 -     RELATED PARTIES (Continued)

                  NP Realty Company, Inc. (NPR)
                  ----------------------------
                  The Company leases office and warehouse facilities in South Carolina from NPR (a company related by common ownership). The lease is classified as an operating lease and provides for minimum rentals of $160,000 per year ($800,000 total) through December 2004. Advances, primarily for the construction of office and warehouse facilities, were made in the amount of $257,280 for the year ended December 31, 1999 and included in "Due from Affiliates" on the Balance Sheet. At December 31, 2001 and 2000, the balance due from NPR was $-0- and $222,167, respectively.

                  Loans Receivable - Related parties
                  ----------------------------------
                  The Company has loans receivable from its majority shareholder and other employees. These advances are due on demand and bear no interest.

                  The amounts due from/to the affiliated companies above are summarized as follows:

                                                                       December 31,
                                                          -----------------------------------
                                                              2001                   2000
                                                          ------------           ------------
                  Due from IMA                            $          -           $          -
                  Due from NSM                                       -                  1,000
                  Due from NPR                                       -                222,167
                                                          ------------           ------------
                     Total due from affiliates            $          -           $    223,167
                                                          ============           ============

                  Due to Genesis                          $    247,577           $    141,643
                                                          ============           ============

                  The balances due from/to affiliates bear no interest and are due on demand.

NOTE 12 -     ECONOMIC DEPENDENCY - MAJOR CUSTOMER

                  The Company sells a substantial portion of its product to one customer. During 2001, 2000 and 1999, sales to the customer aggregated approximately $4,250,000, $2,890,000 and $3,270,000, respectively. At December 31, 2001 and 2000, amounts due from this customer included in accounts receivable were $1,031,931 and $214,150, respectively.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999


NOTE 13 -     INCOME TAXES

                  The components of the provision for income taxes are as follows:

                                                                                     For the years ended
                                                                                          December 31,
                                                                   --------------------------------------------------------
                                                                         2001                 2000                 1999
                                                                   ---------------      ----------------      -------------
                  Current tax expense (benefit)
                     U.S. federal                                  $     (118,500)      $       (11,642)      $     182,700
                     State and local                                     ( 21,800)              (   697)             36,500
                                                                   --------------       ----------------      -------------
                  Total current                                          (140,300)              (12,339)            219,200
                                                                   --------------       ----------------      -------------

                  Deferred tax expense (Income)
                     U.S. federal                                               -                      -                 -
                     State and local                                            -                      -                 -
                                                                   --------------       ----------------      -------------
                  Total deferred                                                -                      -                 -
                                                                   --------------       ----------------      -------------

                  Total tax provision (benefit) from
                     continuing operations                            $  (140,300)      $       (12,339)      $    219,200
                                                                   ==============       ===============       ============

                  Reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

                                                       2001              2000             1999
                                                     --------         --------          --------
                  U.S. statutory rate                     33%              34%               34%

                  Non-deductible item                      -               (1%)               -

                  State taxes on income,
                   net of federal tax benefit              5%               5%                5%
                                                        -----            -----             -----

                  Effective tax rate                      38%              38%               39%
                                                        =====            =====             =====

NOTE 14 -     COMMITMENTS AND CONTINGENCIES

                  Operating Leases
                  ----------------
                  The Company leases automobiles and other office equipment under operating leases expiring at various times between March 9, 2002 through October 5, 2003. Lease expense under these operating leases included in the income statement for the years ended December 31, 2001, 2000 and 1999, totaled $49,409, $38,201 and $34,247, respectively.

                  As described in Note 11 above, the Company conducts its South Carolina operations in premises pursuant to a lease, through December 2004. Minimum rentals are $160,000 per year.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 14 -     COMMITMENTS AND CONTINGENCIES (Continued)

                  The Company occupies a California office and store on a month-to-month basis.

                  The Company also maintains facilities in Texas pursuant to a lease with a term from May 1, 2000 to April 30, 2003. The monthly rent is $5,471.

                  Rent expense for the years ended December 31, 2001, 2000 and 1999 was $286,609, $276,063 and $136,959, respectively.

                  Future minimum lease payments are as follows for the years ended December 31:

                     2002               $     258,344
                     2003                     196,444
                     2004                     146,663
                                        -------------
                                        $     601,451
                                        =============


                  Purchase Commitment
                  -------------------
                  During the year ended December 31, 1998, the Company entered into a three-year agreement with System Power Specialties, Inc. to provide one style of gun related to the paintball industry. Under this agreement, the Company is required to purchase at least 300 guns per month. The agreement allows for cancellation after the completion of the third year, and will be automatically extended for additional consecutive renewals of one year each, unless terminated or amended pursuant to the terms of this agreement. During 1999, the Company stopped purchasing these guns pursuant to System Power Specialties Inc.'s cessation of operations.

                  Employment Contract and Non-competition Agreements
                  --------------------------------------------------
                  On September 28, 1998, the Company entered into an employment contract with one of its key employees. The agreement provides for the employee to earn a minimum base salary of $75,000 adjusted annually for changes in consumer price index per year through September 28, 2001. Following the termination of employment, the employee agrees not to compete with the Company for a fair and reasonable period of time required for the protection of the interest of the Company and its officers, shareholders and other employees. Following expiration of the agreement in September 2001, the employee has been retained at a reduced salary.

                  On April 17, 2000, the Company entered into an employment contract with one of its key employees, in connection with the acquisition of Paintball Games of Dallas, Inc. (see Note 4). The agreement provides for the employee to earn a minimum base salary of $80,000 plus commission equal to 20% of net profit actually received by the Company on the sale of certain paintball guns. Following the termination of employment, the employee agrees not to compete with the Company for a fair and reasonable period of time required for the protection of the interest of the Company and its officers, shareholders and other employees. On October 23, 2001, the employment agreement was terminated. The Company retained the former employee as a consultant.

            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000 AND 1999



NOTE 14 -     COMMITMENTS AND CONTINGENCIES (Continued)

                  On July 23, 2001, the Company entered into an employment contract with one of its key employees in connection with the acquisition of National Paintball Association and Warrior Sports Gear (see Note 4). The agreement provides for the employee to earn a minimum base salary of $99,600 plus a bonus equal to 10% of net operating profit of a division of ILM, Inc. The agreement expires July 23, 2006 and automatically renews for additional one-year terms unless terminated. Following the termination of employment, the employee agrees not to compete with the Company for a fair and reasonable period of time required for the protection of the interest of the Company and its officers, shareholders and other employees.

NOTE 15 -     ADVERTISING

                  Advertising costs incurred and recorded as expense in the income statement were $700,329, $1,203,044 and $865,870, for
                  the  years   ended   December   31,   2001,   2000  and  1999,
                  respectively.

NOTE 16 -     SUBSEQUENT EVENTS

                  On May 17, 2002, the Company was acquired by American Inflatables, Inc. ("Inflatables"). The shareholders of the Company received 50,612,159 shares of Inflatables common stock in exchange for all of their shares of the Company. The Company thus became a wholly owned subsidiary of Inflatables. The former shareholders of the Company exercised control over approximately 83% of Inflatables' outstanding common stock after the acquisition. Accordingly, the transaction will be accounted for a as a reverse acquisition of Inflatables by the Company.


            AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 2002 AND DECEMBER 31, 2001

                                                                          SEPTEMBER 30, 2002       DECEMBER 31, 2001
                                                                              (unaudited)
          ASSETS
Current Assets:

     Cash and cash Equivalents                                                    $     448,285          $    304,239
     Accounts receivable                                                              1,693,195             2,607,121
     Other receivables- employees                                                        40,001                27,247
     Recoverable income taxes                                                           257,968                84,419
     Note receivable                                                                          -                30,000
     Loans receivable- related parties                                                        -                95,554
     Prepaid and other current assets                                                    13,362               150,360
     Inventory                                                                        2,448,259             2,311,065
                                                                                  -------------          ------------
          Total Current Assets                                                        4,901,070             5,610,005

Property and Equipment-net of accumulated depreciation
   and amortization of $734,378 and $579,578, respectively                              539,775               601,864
Goodwill, net of accumulated amortization of $69,952 and
   $69,952, respectively                                                              2,090,721               529,112
Other intangibles, net of accumulated amortization of
   $71,188 and $25,250, respectively                                                    469,812               241,150

Other assets                                                                             70,625                53,060
                                                                                  -------------          ------------
          TOTAL ASSETS                                                            $   8,072,003          $  7,035,191
                                                                                  =============          ============

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Bank line of credit                                                              1,380,909             1,086,074
     Accounts payable and accrued expenses                                            3,859,572             4,164,863
     Due to affiliate                                                                   252,838               247,577
     Notes payable-current portion                                                      383,252               649,876
                                                                                  -------------         -------------
          Total Current Liabilities                                                   5,876,571             6,148,390

Notes payable, less current portion                                                         -                  64,924
                                                                                  -------------         -------------
          TOTAL LIABILITIES                                                           5,876,571             6,213,314
                                                                                  -------------         -------------

Stockholders' Equity
     Note receivable                                                                  (150,000)
     Preferred stock-0 par value , authorized 20,000,000 shares,
     Common Stock - $.001 par value,  authorized 100,000,000
        shares, 5,948,295 shares and 62,540,835 shares
        issued and outstanding at December 31, 2001 and
        September 30, 2002, respectively                                                 62,541                 5,948
     Additional Paid-In Capital                                                       2,140,931               216,485
     Retained Earnings                                                                  141,960               599,444
                                                                                  -------------         -------------
          Total Stockholders' Equity                                                  2,195,432               821,877

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $   8,072,003         $   7,035,191
                                                                                  =============         =============


The accompanying notes are an integral part of these consolidated financial statements.


                                       AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                                              CONSOLIDATED INCOME STATEMENTS (UNAUDITED)
                                                FOR THE NINE MONTHS ENDED SEPTEMBER 30,

                                                            2002                      2001
                                                            ----                      ----

Net sales                                             $      15,626,199         $      17,165,696
Cost of sales                                                12,306,181                13,835,294
                                                    ---------------------     ----------------------
Gross profit                                                  3,320,018                 3,330,402

Selling, general and administrative expenses                  3,900,975                 3,166,139

                                                    ---------------------     ----------------------
Income (Loss) from operations                                  (580,957)                  164,263

Other income (expense):
   Interest expense, net                                        (65,082)                  (95,341)
   Other income                                                  15,103                   303,300

                                                    ---------------------     ----------------------
Income (loss) before income taxes                              (630,936)                  372,222

Income tax expense (benefit)                                   (173,452)                  148,578

                                                    ---------------------     ----------------------
Net income (loss)                                    $         (457,484)        $         223,644
                                                    =====================     ======================

Net income (loss) per common share
                                                    ---------------------     ----------------------
   Basic and diluted                                 $            (0.01)        $            0.04
                                                    =====================     ======================

                                                    ---------------------     ----------------------
Weighted average shares outstanding                          33,783,278                  5,948,295
                                                    =====================     ======================


The accompanying notes are an integral part of these consolidated financial statements.


                                       AMERICAN SPORTS DEVELOPMENT GROUP, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                                FOR THE NINE MONTHS ENDED SEPTEMBER 31,

                                                                      2002              2001
                                                                      ----              ----
Cash flows from operating activities:
Net income (loss)                                                  $ (457,484)        $ 223,644
Adjustments to reconcile Net income (loss) to net
     cash provided by (used for) operating activities:
   Depreciation and amortization                                      200,638           185,854
   Bad debt expense                                                    44,216            49,600
   (Increase) decrease in accounts receivable                         869,710          (533,325)
   Increase in other receivables                                      (12,754)         (100,516)
   (Increase) decrease in recoverable income taxes                   (173,549)            3,862
   (Increase) decrease in inventory                                  (124,422)          260,679
   Decrease in prepaid expenses                                       173,132            49,732
   (Increase) decrease in due from affiliates                          95,554           (33,722)
   Increase in other assets                                           (15,341)          (55,951)
   Decrease in accounts payable and accrued expenses                 (679,341)          (13,512)
   Increase in due to affiliate                                         5,261            41,701
   Increase in income taxes payable                                       -             144,538
                                                            ------------------------------------
Total cash provided by (used for) operating activities                (74,380)          222,584

Cash flows from investing activities:
   Purchase of fixed assets                                           (20,361)          (43,074)
   Cash paid for acquisition                                              -            (122,835)
   Acquisition of domain name                                         (24,500)          (84,450)
   (Increase) decrease in notes receivable                            130,000          (150,000)
                                                            -------------------------------------
Total cash provided by (used for) by investing activities              85,139          (400,359)

Cash flows from financing activities:
   Proceeds under bank line of credit                               6,088,909         5,581,000
   Payments under bank line of credit                              (5,794,074)       (5,060,000)
   Repayment of notes payable                                        (331,548)         (306,190)
   Sale of common stock                                               170,000               -
                                                            -------------------------------------
Total cash  provided by financing activities                          133,287           214,810


Net increase in cash and cash equivalents                             144,046            37,035
Cash and cash equivalents - beginning of period                       304,239           241,787
                                                            -------------------------------------
Cash and cash equivalents - end of period                       $     448,285        $  278,822
                                                            =====================================

Supplemental disclosure of cash flow information:
   Cash paid during period for:
   Interest                                                     $      65,588        $  97,017
   Income taxes                                                 $          -         $      -

The accompanying notes are an integral part of these consolidated financial statements.

                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
         NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002

NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements include the accounts of American Sports Development Group, Inc. and Subsidiaries (the Company), incorporated under the law of the state of Delaware on August 5, 1998. Results of operations of American Inflatables, Inc. are included in the accompanying unaudited interim Consolidated Statements of Income from May 17, 2002, its date of acquisition. (See "Acquisitions" below.) All significant intercompany accounts and transactions have been eliminated in consolidation.

Line of Business

The Company is primarily a wholesaler of equipment and supplies used in the paintball game industry. Sales are made to retailers throughout the United States, as well as Europe. The company owns and operates retail stores in Greenville, SC, Paramount, CA and Irving, TX. The Company also owns ILM, Inc., an independent insurance agent representing several insurance companies/brokers who insure mostly paintball fields, stores, distributors and manufacturers. ILM is also a wholesaler of paintball related soft goods products. In addition, the company's subsidiary American Inflatables, Inc. manufactures and markets inflatable products used for advertising purposes by a wide array of retail and industrial customers. (See "Acquisition" below.)

Interim Financial Information

The accompanying unaudited interim financial statements have been prepared by the Company in accordance with generally accepted accounting principles pursuant to Regulation S-K of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with the Company's audited financial statements and related notes for the year ended December 31, 2001, as contained in the Company's reports on Form 10-KSB filed with the Securities and Exchange Commission on April 16, 2002 and an amendment thereto filed on May 9, 2002, and in conjunction with the audited financial statements and related notes for the year ended December 31, 2001 of the Company's wholly-owned subsidiary Paintball Incorporated (formerly known as American Sports Development Group, Inc. and National Paintball Supply Company, Inc.) as contained in the Company's report on Form 8-K/A filed with the Securities and Exchange Commission on July 31, 2002. In the opinion of the management of the Company, the interim unaudited financial statements reflect all adjustments, including normal recurring adjustments, necessary for a fair presentation of the interim periods presented. The results of operations for the three and nine month periods ended September 30, 2002 are not necessarily indicative of results of operations to be expected for the full year.

NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue upon shipment of its products. Revenue includes shipping and handling charges to customers. Revenues from broker commission and association dues are recognized when premiums are billed to clients.

NOTE 2.           NOTE RECEIVABLE

In September 2001, Paintball Incorporated entered into an agreement with a competitor to sell the "National Paintball Supply" and other logos for $300,000. At December 31, 2001 the balance due Paintball Incorporated was $30,000, which was received during the first quarter of 2002.

NOTE 3.           ACQUISITION

On May 17, 2002, the Company (then known as American Inflatables, Inc.) acquired American Sports Development Group, Inc., a South Carolina corporation formerly known as National Paintball Supply Company, Inc. ("Paintball"). For accounting purposes, the transaction was treated as the acquisition of the Company by Paintball in a reverse acquisition. The Company issued 50,612,159 shares of its common stock, or 83% of the total outstanding shares on a fully diluted basis after the issuance, to the three shareholders of Paintball for all the issued and outstanding shares of Paintball making Paintball a wholly owned subsidiary of the Company.

In June 2002, after the reverse acquisition, the Company was restructured as follows:

          (1) Paintball's wholly-owned subsidiary Paintball Incorporated was merged into Paintball with Paintball as the surviving company but with its name changed from "American Sports Development Group, Inc." to "Paintball Incorporated";
          (2) The Company changed its name from "American Inflatables, Inc." to "American Sports Development Group, Inc." by means of a merger with a wholly owned shell subsidiary formed for the purpose of effecting the name change; and
          (3) The Company formed a new Delaware subsidiary named "American Inflatables, Inc." and transferred the assets and liabilities of its pre-acquisition inflatable advertising business down to the new subsidiary.

The result was that the Company survived as the parent company with the name "American Sports Development Group, Inc." and with two wholly owned operating subsidiaries: (1) Paintball, a South Carolina corporation named "Paintball Incorporated," conducting the paintball gaming business and (2) the new American Inflatables, Inc., a Delaware corporation, conducting the inflatable advertising business. The Company's stock symbol was also changed from "BLMP" to "ASDP"
(sic).

NOTE 3.           ACQUISITION   (CONTINUED)

The Company has assigned a value of $1,801,757 to this acquisition, based on the publicly quoted fair value of its common stock. In accordance with EITF 99-12, this value was calculated using the average closing stock price of the Company's common stock for the five day period beginning two days before and ending two days after the arrangement date of April 11, 2002, when all material aspects of the transaction were agreed to by all parties.

The excess of the purchase price over the fair value of the net assets acquired is estimated to total approximately $1,800,000. Of this amount, $250,000 has been accounted for as an intangible asset representing the fair value of custom design patterns and customer lists, and is being amortized over its remaining useful life of 5 years. Approximately $1,560,000 has been classified as Goodwill and its value will be tested for impairment at least annually. The Company has accounted for this transaction as a purchase as of the date of acquisition.


NOTE 4.           PRO FORMA FINANCIAL INFORMATION


The following summarized unaudited pro forma financial information assumes the acquisition described in Note 3 above had occurred on January 1 of each of the periods presented. The summarized unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of actual results that would have been realized had the acquisition occurred at the assumed dates and is not necessarily indicative of future results. The following summarized unaudited pro forma financial information does not reflect any potential benefits from cost savings or synergies expected to be realized following the acquisition.



                                                                       Nine Months Ended

                                                     Sept. 30, 2002                     Sept. 30, 2001
                                                     --------------                     --------------

Sales                                                 $16,096,901                       $17,427,396

Loss from continuing operations                          (912,877)                          (49,837)

Net income (loss)                                        (795,087)                            9,544

Net income (loss) per share:
         Basic and diluted                                 $(0.01)                            $0.00



NOTE 5.           RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, SFAS 141 "Business Combinations" and SFAS 142 "Goodwill and Other Intangible Assets" were issued. SFAS 141 requires that all business combinations initiated after June 20, 2001 be accounted for using the purchase method and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill if they meet certain criteria.

SFAS 142 applies to all goodwill and identified intangible assets acquired in a business combination. The new standard requires that all goodwill and indefinite lived intangible assets, including those acquired before initial application of SFAS 142, not be amortized systematically but will rather be tested for impairment at least annually. SFAS 142 is effective for fiscal years beginning after December 15, 2001. The Company has not recorded expense related to goodwill amortization for the three and nine months ended September 30, 2002. For the three and nine months ended September 30, 2001, the Company recorded expense related to the amortization of goodwill of $10,819 and $25,454, respectively.

NOTE 6.           SALE OF COMMON STOCK

In September 2002, the Company sold 680,000 shares of unregistered common stock at $.25 per share to an accredited investor pursuant to a stock subscription agreement dated October 1, 2002. In October 2002, the Company sold 800,000 shares of unregistered common stock at $.25 per share to an accredited investor pursuant to a stock subscription agreement dated October 3, 2002.

During September 2002 and October 2002, the Company also issued 54,028 and 15,000 shares, respectively, of its common stock to two consultants in transactions registered on Forms S-8 filed with the Securities and Exchange Commission on September 30, 2002 and October 22, 2002 in satisfaction of payables owed to the consultants totaling approximately $14,300.

PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 10 of the Company's  Certificate of Incorporation,  as amended,
Article VII of the Company's Bylaws and Section 145 of the Delaware General Corporate Law all provide for indemnification by the Company of its officers and directors and permit the Company to maintain insurance to protect its officers and directors against fines, liabilities, costs and expenses. The Company does not currently have any such insurance.

         The Share Exchange Agreement dated May 16, 2002 by and between ASDG and William R. Fairbanks, Red Oak Limited Partnership and Douglas L. Brown (the "Old Paintball Shareholders") requires ASDG to indemnify, to the maximum extent permitted by applicable law, the Old Paintball Shareholders against losses and liability arising in connection with alleged untrue statements of material fact or material omissions of information concerning ASDG in any statement and application made to any governmental agency in connection with the transactions contemplated in the Share Exchange Agreement or provided or made to any Old Paintball Shareholder. Mr. Fairbanks is the Chairman, President, Chief Executive Officer, Assistant Secretary, Assistant Treasurer and controlling shareholder of ASDG. Mr. Brown is the Vice President, Secretary and Treasurer of ASDG. Mr. Fairbanks and Mr. Brown are the sole directors of ASDG.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is ASDG's current estimate of the expenses of the offering to which this Registration Statement pertains, all of which will be borne by ASDG:

                Registration Fee                              $225
                Printing and Engraving Costs                $5,000
                Legal Fees                                 $15,000
                Accounting Fees                             $5,000
                ---------------------------------------------------
                TOTAL                                      $25,225

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The Company believes that the following transaction were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

     FOURTH QUARTER 2002

     o On October 9, 2002, the Company's Board of Directors adopted a 2002 Stock Option Plan (the "Plan") that is subject to the subsequent approval and adoption by the Company's shareholders. A copy of the Plan is filed as Exhibit 10.10 to this quarterly report and is incorporated herein by reference. The Company expects to submit the Plan to its shareholders for their approval at the next annual meeting of shareholders, currently expected to be held in the first or second quarter of 2003. If the Plan is approved by the Company's shareholders, the Company expects to register the issuance of shares pursuant to the Plan on Form S-8. On October 22, 2002, the Board granted options covering an aggregate of 1,325,000 shares to an aggregate of 32 employees, subject to approval of the Plan by the Company's shareholders. These options have an exercise price of $0.25 per share ($0.01 per share greater than the closing stock price on October 21, 2002), begin vesting on June 1, 2003 and are expected to be subject to a yet-to-be-determined vesting schedule and other yet-to-be-determined terms and conditions. The Plan provides that these options must expire no later than the tenth anniversary of the grant date.
     o In October 2002, the Company sold 800,000 shares of unregistered common stock at $.25 per share to an accredited investor pursuant to a stock subscription agreement dated October 3, 2002.

     THIRD QUARTER 2002
     o In September 2002, the Company sold 680,000 shares of unregistered common stock at $.25 per share to an accredited investor pursuant to a stock subscription agreement dated October 1, 2002.

     SECOND QUARTER 2002
     o On April 1, 2002, the Company issued a convertible note in the principal amount of $30,000 bearing interest at an annual rate equal to10% that was convertible into 200,000 shares of the Company's common stock. The note was issued to Spartan Limited Partnership, the general partner of which is an employee of Paintball Incorporated. The note was converted in accordance with its terms on June 27, 2002.
     o On May 16, 2002, the Company issued 653,232 shares of its common stock to Gregg Mulholland, the President and Chief Executive Officer and a director and substantial shareholder of the Company in satisfaction of $206,250 in accrued unpaid salary and $211,819 of cash advances by Mr. Mulholland to the Company.
     o On May 16, 2002, the Company issued 175,000 shares of its common stock to Dale Paisley, a consultant who performed many of the duties ordinarily performed by a chief financial officer prior to the Company's acquisition of Paintball, in satisfaction of $100,000 of accrued payables owed to Mr. Paisley.
     o On May 16, 2002, the Company issued 100,000 shares of its common stock to Jeff Jacobson, the Company's chief operating officer prior to the Company's acquisition of Paintball, in satisfaction of oral promises made to Mr. Jacobson by the Company's chief executive officer prior to the Paintball acquisition, Gregg Mulholland.
     o On May 17, 2002, in accordance with the Company's acquisition of Paintball Incorporated, the Company issued 50,612,159 shares of its common stock, or 83% of the total outstanding shares on a fully diluted basis after the issuance, to the three shareholders of Paintball for all the issued and outstanding shares of Paintball, making Paintball a wholly owned subsidiary of the Company.

     FIRST QUARTER 2002
     o On February 6, 2002, the Company issued 125,000 shares to Spartan Limited Partnership for $.25 per share.

     FOURTH QUARTER 2001
     o In the fourth quarter of 2001, the Company sold 125,000 shares of its common stock pursuant to a private offering at $.25 per share.

     THIRD QUARTER 2001
     o    None

     SECOND QUARTER 2001
     o    None

     FIRST QUARTER 2001
     o In the first quarter of 2001, the Company sold 26,548 shares of its Common stock pursuant to a private offering at $.37 2/3 per share.

     FOURTH QUARTER 2000
     o The Company issued 1,000,000 shares of its Common Stock upon exercise of warrants. The proceeds of $250,000 are in the form of a note receivable.
     o The Company issued 1,053,984 shares of its Common Stock to Gregg Mulholland, then the Company's Chairman and Chief Executive Officer, for compensation of $410,000.
     o The Company sold 146,016 shares of its Common Shares for cash of $45,000, pursuant to a private offering.
     o The Company issued a warrant to Universal Consultants, Inc. to purchase 1,320,000 shares of its Common Shares with an exercise price of $.25 per share (the UCI Warrant) pursuant to a private offering.

     THIRD QUARTER 2000
     o The Company issued 163,500 shares of its Common Stock upon conversion of a note payable of $150,000 and accrued interest of $13,500.
     o The Company issued 37,000 shares of its Common Stock for financial and accounting services valued at $25,088.
     o The Company issued 116,425 shares of its Common Stock in cancellation of liabilities totaling $76,300.
     o The Company issued 100,000 shares of its Common Stock for financial and accounting services valued at $26,000.

     SECOND QUARTER 2000
     o The Company issued 120,000 shares of its Common Stock to an officer for compensation of $103,000.
     o The Company issued 50,000 shares of its Common Stock to a director for fees valued at $76,800.
     o The Company issued 175,000 shares of its common stock for investor relations services valued at $175,000.
     o The Company sold 350,000 shares of its Common Stock and warrants to purchase 1,000,000 shares of its Common Stock with an exercise price of $0.25 per share for total consideration of $250,000, pursuant to a private offering.
     o The Company issued 163,500 shares of its Common Stock upon conversion of a note payable of $150,000 and accrued interest of $13,500.

     FIRST QUARTER 2000
     o The Company sold 132,500 shares of its Common Stock pursuant to a private offering at $1.00 per share.

     FOURTH QUARTER 1999
     o The Company issued 3,050,000 shares of its Common Stock pursuant to the reverse merger transaction with Can/Am Marketing Group, LLC.
     o The Company issued 518,000 shares of its common stock upon conversion of notes payable issued in a private placement.

ITEM 27.  EXHIBITS.

2.1.1     Reorganization  Agreement dated October 12, 2000 by and among National Paintball Supply Company, Inc. (now known as
          Paintball Incorporated)  and American  Inflatables,  Inc. (now known as American  Sports  Development  Group,  Inc.):
          Incorporated  by reference to Exhibit 2.1 to Amendment No. 5 filed with the  Commission on November 6, 2001 to the
          Registration  Statement on Form S-4 of National  Paintball  Supply  Company,  Inc. filed with the Commission on February
          26, 2001  (Commission  File No. 333-56198) (the "Paintball S-4").

2.1.2     Amendment No. 1 to  Reorganization  Agreement  entered into as of January 31, 2001:  Incorporated by reference to Exhibit
          2.1 to the Paintball S-4.

2.1.3     Amendment No. 2 to  Reorganization  Agreement,  entered into as of August 13, 2001:  Incorporated by reference to Exhibit
          2.1 to the Paintball S-4.

2.1.4     Amendment No. 3 to Reorganization  Agreement,  entered into as of October 29, 2001:  Incorporated by reference to Exhibit
          2.1 to the Paintball S-4.

2.2.1     Stock Purchase  Agreement  dated May 16, 2002 by and between the  Shareholders  of American Sports  Development  Group,
          Inc. (f/k/a National Paintball Supply Co., Inc. and n/k/a Paintball  Incorporated) and American Inflatables,  Inc.
          (n/k/a American Sports  Development  Group,  Inc.):  Incorporated  by reference to Exhibit 2.1.1 to the Company's  Current
          Report on Form 8-K dated May 17, 2002 filed with the Commission on June 3, 2002 (Commission File No. 0-26943) (the "May
          17, 2002 8-K").

2.2.2     Guaranty and  Indemnification  Agreement of Gregg R.  Mulholland  dated May 16,  2002:  Incorporated  by reference to
          Exhibit 2.1.2 to the May 17, 2002 8-K.

2.2.3     Escrow Agreement dated May 16, 2002 by and among William R. Fairbanks,  Red Oak Limited Partnership,  Douglas A. Brown,
          Gregg R. Mulholland,  Robert B. Beauchamp,  Universal  Consultants,  Inc.,  National  Financial,  Inc.,  William  Carroll,
          Meir J. Westreich, and Douglas R. Holmes:  Incorporated by reference to Exhibit 2.1.3 to the May 17, 2002 8-K.

3.1.1     Amended and  Restated  Certificate  of  Incorporation  of the Company: Incorporated by reference to Exhibit 3.1 to the
          Company's Registration Statement  on Form 10SB of the Company  filed with the  Commission  on August 4, 1999 (Commission
          File No. 000-26943) (the "Form 10SB").

3.1.2     Certificate of Ownership and Merger of Wholly-Owned Subsidiary Pursuant to Section 253 of the Delaware  General  Corporate
          Law dated June 18, 2002  (providing  for merger of American Sports Development Group, Inc.,  a  Delaware corporation, with and  into  American Inflatables,  Inc., a Delaware corporation, with American Inflatables, Inc. as the surviving corporation but with the name "American  Sports Development Group, Inc."):  Incorporated by reference to the Company's
          Registration  Statement on Form  S-8 filed  with the  Commission  on September 30, 2002 (Commission File No. 333-100192).

3.2       Bylaws of the Company: Incorporated by reference to Exhibit 3.2 to the Form SB10.

4.1       Specimen of Common Stock Certificate:  Incorporated by reference to Exhibit 4.1 to the Form SB10.

4.2       Stock Subscription  Agreement dated October 1, 2002 by and between the Company and Yvonne Hines:  Incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 filed with the  Commission  on  November  6, 2002 (Commission File No. 000-26943) (the "September 30, 2002 10-QSB").

4.3       Stock  Subscription  Agreement  dated October 3, 2002 by and between the Company and Bill Heldman:  Incorporated by reference to Exhibit 4.3 to the September 30, 2002 10-QSB.

4.4       Stock  Subscription  Agreement  dated  November 21, 2002 by and between the Company and Theodore Richard Neil Gellert.

                                      II-4

4.5       Stock Subscription Agreement dated November 21, 2002 by and between the Company and Larry Cossio and Marcella Cossio.

4.6       See Exhibits 3.1.1, 3.1.2 and 3.2 above.

5.1       Opinion of Warren J. Soloski, Esq.

5.2       Opinion of Wyche, Burgess, Freeman & Parham, P.A.

10.1      Promissory Note dated October 30, 2002 by ASDG to SouthTrust Bank in the principal amount of $1,327,813.38.

10.2      Employment Agreement dated May 16, 2002 by and between American Inflatables, Inc. and Gregg R. Mulholland:  Incorporated
          by reference to Exhibit 10.2 to the May 17, 2002 8-K.

10.3      Option Agreement  between Gregg Mulholland and National Financial, Inc. dated February 20, 2000:  Incorporated by reference to Exhibit 10.3 to Amendment No. 1 filed with the  Commission  on May 9, 2002 to the Company's Annual Report on
          Form 10-KSB for the year ended December 31, 2001 (Commission File No. 000-26943) (the "2001 10-KSB/A").

10.4      Note Payable to Universal  Consultants,  Inc. dated December 12, 2000:  Incorporated by reference to Exhibit 10.4 to the
          2001 10-KSB/A.

10.5      Warrant to purchase  1,320,000  shares  issued to Universal  Consultants,  Inc.  dated  December 20,  2000:  Incorporated by reference to Exhibit 10.5 to the 2001 10-KSB/A.

10.6      Guarantee of Note  Payable to Universal  Consultants,  Inc. by Gregg  Mulholland  dated  December 12, 2000:  Incorporated by reference to Exhibit 10.6 to the 2001 10-KSB/A.

10.7      Note  receivable from TNR Development Company dated September 20, 2000:  Incorporated by reference to Exhibit 10.7 to the
          2001 10-KSB/A.

10.8      Security Agreement from TNR Development Company dated September 20, 2000: Incorporated by reference to Exhibit 10.8 to the
          2001 10-KSB/A.

10.9      Note receivable from Dylans Dancehall, Inc. dated September 20, 2000: Incorporated by reference to Exhibit 10.9 to the
          2001 10-KSB/A.

10.10     Security Agreement from Dylans Dancehall, Inc. dated September 20, 2000: Incorporated by reference to Exhibit 11.1 (sic)
          to the 2001 10-KSB/A.

10.11     Settlement Agreement between Gregg Mulholland, American Inflatables, Inc., National Financial, Inc., William Carroll, and
          Universal Consultants Inc. dated December 31, 2000:  Incorporated by reference to Exhibit 11.2 (sic) to the 2001 10-KSB/A.

10.12     2002 Stock Option Plan adopted by the Company's Board of Directors on October 9,  2002:  Incorporated by reference to
          Exhibit 10.13 to the September 30, 2002 10-QSB.

10.13     Project Work Agreement dated May 27, 2002 by and between  Tatum CFO partners, LLP and the Company:  Incorporated by reference to Exhibit 4.3 to the September 30, 2002 10-QSB.

10.14     Paintball Profit Sharing Plan:  Incorporated by reference to Exhibit 10.1 to the Paintball S-4 (included in the initial filing).

10.15     See Exhibits 4.2 through 4.5 above.

21.1      Subsidiaries of the Company.

                                      II-5

23.1      Consent of Merdinger, Fruchter, Rosen and Company, P.A.

23.2      Consent of Warren J. Soloski, Esq.:  Included in Exhibit 5.1.

23.3      Consent of Wyche, Burgess, Freeman & Parham, P.A.:  Included in Exhibit 5.2.

24.1      Power of Attorney:  Included on signature page.

ITEM 28.  UNDERTAKINGS.

(a)  ASDG hereby undertakes to:
     (1) File, during any period in which it offers or sells the securities registered hereby, a post-effective amendment to this registration statement to:
          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (iii)Include any additional or changed material information on the plan of distribution.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Greenville, State of South Carolina, on November 27, 2002.


                        AMERICAN SPORTS DEVELOPMENT GROUP, INC.

                        By:    /s/ William R. Fairbanks
                            ----------------------------------------------
                             William R. Fairbanks
                             Chairman, President & Chief Executive Officer


          In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

NAME & SIGNATURE                                              TITLE                             DATE

/s/ William R. Fairbanks                        Director, Chairman, President &             November 27, 2002
---------------------------------------         Chief Executive Officer
William R. Fairbanks


/s/ Douglas L. Brown                            Director, Vice President,                   November 27, 2002
--------------------------------------          Secretary & Treasurer
Douglas L. Brown


/s/ William B. Kearney                          Consultant performing services              November 27, 2002
---------------------------------------         commonly performed by a
William B. Kearney                              Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Fairbanks and Douglas L. Brown, and each of them individually, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.


Date: November 27, 2002

/s/ William R. Fairbanks                     /s/ Douglas L. Brown
--------------------------------------       -------------------------------
William R. Fairbanksiam F. Fairbanks         Douglas L. Brown
Director, Chairman, President &              Director, Vice President,
Chief Executive Officer                      Secretary & Treasurer